                                                                     EXHIBIT 2.3

                                                                     -----------
                                                                      EXECUTION
                                                                        COPY
                                                                     -----------

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                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG


                               POWERSPRING, INC.,

                             MERC ACQUISITION CORP.,

                          MERCATOR ENERGY INCORPORATED

                                       AND

                                 JOHN A. HARPOLE


                           DATED AS OF MARCH 17, 2000


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

                                          TABLE OF CONTENTS
                                          -----------------

                                                                                                Page
                                                                                                ----
ARTICLE  1.    THE MERGER........................................................................1
   Section 1.1.   The Merger.....................................................................1
   Section 1.2.   Effective Time.................................................................1
   Section 1.3.   Effects of Merger..............................................................2
   Section 1.4.   Name of Surviving Corporation..................................................2
   Section 1.5.   Articles of Incorporation of the Surviving Corporation.........................2
   Section 1.6.   Bylaws of the Surviving Corporation............................................2
   Section 1.7.   Officers and Directors of the Surviving Corporation............................2
   Section 1.8.   Service of Process.............................................................2
   Section 1.9.   Conversion of Securities.......................................................3
   Section 1.10.  Merger Consolidation...........................................................3

ARTICLE  2.  REPRESENTATIONS AND WARRANTIES OF SELLER............................................4
   Section 2.1.   Organization...................................................................4
   Section 2.2.   Subsidiaries...................................................................4
   Section 2.3.   Capitalization.................................................................4
   Section 2.4.   Status of Shares...............................................................5
   Section 2.5.   Power and Authority............................................................5
   Section 2.6.   Enforceability.................................................................5
   Section 2.7.   No Conflicts...................................................................5
   Section 2.8.   Defaults.......................................................................6
   Section 2.9.   Consents.......................................................................6
   Section 2.10.  Corporate Documents............................................................6
   Section 2.11.  Proceedings....................................................................7
   Section 2.12.  Brokers' Fees..................................................................7
   Section 2.13.  Financial Statements...........................................................7
   Section 2.14.  Absence of Undisclosed Liabilities.............................................7
   Section 2.15.  Absence of Adverse Changes.....................................................8
   Section 2.16.  Taxes.........................................................................10
   Section 2.17.  Title to and Condition of Assets..............................................11
   Section 2.18.  Real Property.................................................................11
   Section 2.19.  Personal Property Leases......................................................12
   Section 2.20.  Accounts and Notes Receivable.................................................12
   Section 2.21.  Inventory.....................................................................12
   Section 2.22.  Intellectual Property.........................................................12
   Section 2.23.  Dividends.....................................................................13
   Section 2.24.  Relationships with Suppliers and Customers....................................14
   Section 2.25.  Labor Relations and Employment Matters........................................14
   Section 2.26.  Employee Benefits Plans.......................................................15
   Section 2.27.  Compliance with Laws..........................................................16
   Section 2.28.  Licenses......................................................................16
   Section 2.29.  Absence of Certain Commercial Practices.......................................17
   Section 2.30.  Environmental Laws............................................................17
   Section 2.31.  Insurance.....................................................................17
   Section 2.32.  Contracts.....................................................................18

   Section 2.33.  Bank Accounts.................................................................18
   Section 2.34.  Affiliated Party Transactions.................................................18

   Section 2.35.  No Loss of Rights or Legal Obstacles..........................................19
   Section 2.36.  Securities Representations as to the Acquisition of the Purchaser Shares......19
   Section 2.37.  Disclosure....................................................................20
   Section 2.38.  Knowledge.....................................................................21

ARTICLE  3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER........................................21
   Section 3.1.   Organization..................................................................21
   Section 3.2.   Power and Authority...........................................................21
   Section 3.3.   Enforceability................................................................21
   Section 3.4.   No Conflicts..................................................................21
   Section 3.5.   Consents......................................................................22
   Section 3.6.   Proceedings...................................................................22
   Section 3.7.   Brokers' Fees.................................................................22
   Section 3.8.   Capitalization................................................................22
   Section 3.9.   Title to and Condition of Assets..............................................23
   Section 3.10.  Real Property.................................................................23
   Section 3.11.  Personal Property Leases......................................................24
   Section 3.12.  Accounts and Notes Receivable.................................................24
   Section 3.13.  Inventory.....................................................................24
   Section 3.14.  Intellectual Property.........................................................24
   Section 3.15.  Dividends.....................................................................25
   Section 3.16.  Relationships with Customers and Suppliers....................................25
   Section 3.17.  Labor Relations and Employment Matters........................................25
   Section 3.18.  Employee Benefit Plans........................................................26
   Section 3.19.  Compliance with Laws..........................................................27
   Section 3.20.  Licenses......................................................................27
   Section 3.21.  Absence of Certain Commercial Practices.......................................27
   Section 3.22.  Environmental Laws............................................................27
   Section 3.23.  Insurance.....................................................................28
   Section 3.24.  Contracts.....................................................................28
   Section 3.25.  Financial Statements..........................................................28

ARTICLE  4.   PRE-CLOSING AND CLOSING COVENANTS.................................................28
   Section 4.1.   Conduct of Business of the Company............................................28
   Section 4.2.   Access........................................................................29
   Section 4.3.   Consummation of Transactions..................................................29
   Section 4.4.   Public Announcements..........................................................29
   Section 4.5.   Notification of Certain Matters...............................................30
   Section 4.6.   No Shopping...................................................................30
   Section 4.7.   Resignations..................................................................30
   Section 4.8.   Employment and Non-Competition Agreement......................................30
   Section 4.9.   Stockholders Agreement........................................................30
   Section 4.10.  TotalPlan Merger..............................................................30
   Section 4.11.  Termination of Previous Agreements............................................30
   Section 4.12.  Company Liabilities...........................................................31

ARTICLE  5.   CONDITIONS PRECEDENT TO PURCHASER'S AND MERGER SUB'S
              CLOSING OBLIGATIONS...............................................................31
   Section 5.1.   Accuracy of Representations and Warranties................................. ..31
   Section 5.2.   Performance of Covenants......................................................31
   Section 5.3.   Proceedings and Documents Satisfactory........................................31
   Section 5.4.   No Proceedings................................................................31
   Section 5.5.   No Claims for Shares..........................................................31
   Section 5.6.   Deliveries at Closing.........................................................32
   Section 5.7.   Consents......................................................................32
   Section 5.8.   Securities Laws...............................................................32
   Section 5.9.   Employment Agreement..........................................................32
   Section 5.10.  Stockholders Agreement........................................................32
   Section 5.11.  Resignations..................................................................32
   Section 5.12.  Company Terminations..........................................................32
   Section 5.13.  Metretek Board Approval.......................................................32
   Section 5.14.  Affiliate Debt................................................................32

ARTICLE  6.   CONDITIONS PRECEDENT TO SELLER'S CLOSING
              OBLIGATIONS.......................................................................32
   Section 6.1.   Accuracy of Representations and Warranties....................................32
   Section 6.2.   Performance of Covenants......................................................33
   Section 6.3.   Proceedings and Documents Satisfactory........................................33
   Section 6.4.   No Proceedings................................................................33
   Section 6.5.   Deliveries at Closing.........................................................33
   Section 6.6.   Consents......................................................................33
   Section 6.7.   Employment Agreement..........................................................33
   Section 6.8.   Stockholder Agreement.........................................................33
   Section 6.9.   TotalPlan Merger..............................................................33
   Section 6.10.  Funding of Purchaser..........................................................33

ARTICLE  7.   THE CLOSING.......................................................................33
   Section 7.1.   Date and Place................................................................33
   Section 7.2.   Deliveries by Seller..........................................................34
   Section 7.3.   Deliveries by Purchaser.......................................................34
   Section 7.4.   Effectiveness of Closing......................................................35

ARTICLE  8.   INDEMNIFICATION...................................................................36
   Section 8.1.   Indemnification by Seller.....................................................36
   Section 8.2.   Indemnification by Purchaser..................................................36
   Section 8.3.   Claims for Indemnification....................................................36
   Section 8.4.   Limitation on Liability.......................................................37
   Section 8.5.   Survival......................................................................37
   Section 8.6.   Effect of Knowledge...........................................................37
   Section 8.7.   Contribution..................................................................38

ARTICLE  9.   POST-CLOSING AND OTHER COVENANTS..................................................38
   Section 9.1.   Further Assurances............................................................38

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
   Section 9.2.   Mutual Cooperation............................................................38
   Section 9.3.   Taxes.........................................................................38
   Section 9.4.   Right of Appraisal............................................................39

ARTICLE  10.   TERMINATION AND CONFIDENTIALITY..................................................39
   Section 10.1.  Events of Termination.........................................................39
   Section 10.2.  Effect of Termination.........................................................40
   Section 10.3.  Confidentiality...............................................................40

ARTICLE  11.   ARBITRATION......................................................................40

ARTICLE  12.   GENERAL PROVISIONS...............................................................40
   Section 12.1.  Governing Law.................................................................40
   Section 12.2.  Amendment.....................................................................40
   Section 12.3.  Assignment....................................................................41
   Section 12.4.  Successors and Assigns........................................................41
   Section 12.5.  Entire Agreement..............................................................41
   Section 12.6.  Notices.......................................................................41
   Section 12.7.  Waiver........................................................................42
   Section 12.8.  Severability..................................................................42
   Section 12.9.  Counterparts..................................................................42
   Section 12.10. Headings......................................................................42
   Section 12.11. No Third Party Beneficiaries..................................................43
   Section 12.12. Best Efforts..................................................................43
   Section 12.13. Expenses......................................................................43
   Section 12.14. Construction..................................................................43
   Section 12.15. Specific Performance..........................................................43
   Section 12.16. Publicity.....................................................................43
   Section 12.17. Interpretation of Certain Provisions..........................................43

SCHEDULES
---------

2.1 - Foreign Qualification
2.3 - Shareholders and Option Holders
2.9 - Consents
2.14 - Undisclosed Liabilities
2.15 - Adverse Changes
2.18 - Real Property Leases
2.19 - Personal Property Leases
2.22 - Registered Intellectual Property
2.24 - Customers and Suppliers
2.25 - Employment Agreements
2.26 - Employee Benefit Plans
2.31 - Insurance
2.32 - Contracts
2.33 - Bank Accounts
2.34 - Affiliate Party Transactions

EXHIBITS
--------

A - Promissory Note
B - Employment and Non-Competition Agreement
C - Stockholders Agreement
D - Legal Opinion of Seller's Counsel
E - Legal Opinion of Purchaser's Counsel

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 17th day of March, 2000, by and among PowerSpring, Inc., a Delaware corporation ("Purchaser"), MERC Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Purchaser ("Merger Sub"), Mercator Energy Incorporated, a Colorado corporation (the "Company"), and John A. Harpole, a Colorado resident ("Seller"). Merger Sub and the Company are sometimes referred to herein, each individually, as a "Constituent Party", and both collectively, as the "Constituent Parties."

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Seller is the sole record and beneficial owner of all the outstanding shares of capital stock of the Company; and

         WHEREAS, Seller has approved the merger of Merger Sub with and into the Company, with the Company being the surviving corporation in the Merger (the "Merger"), in accordance with the terms hereof; and

         WHEREAS, the Board of Directors of each of the constituent corporations deem advisable and in the best interests of each and of its respective stockholders, and have adopted and approved, the Merger of Merger Sub with and into the Company, in accordance with the terms hereof; and

         WHEREAS, the parties hereto intend to effect the Merger in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the Colorado Business Corporation Act (the "CBCA");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         SECTION 1.1. THE MERGER. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions set forth in this Agreement, in accordance with the provisions of the DGCL and the CBCA, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub (except insofar as it may be continued by applicable law) shall cease. The Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") in the Merger, and as of the Effective Time shall be a wholly-owned subsidiary of Purchaser and shall continue to be governed by the laws of the State of Colorado.

         SECTION 1.2. EFFECTIVE TIME. As soon as practicable after the Closing (as defined in Section 7.1), the parties hereto shall cause the Merger to be consummated by executing and delivering for filing with the Secretary of State of the State of Colorado Articles of Merger in accordance with the provisions of
Section 7-111-105 of the CBCA (the "Colorado Articles of Merger") and executing, acknowledging and filing with the Secretary of State of the State of Delaware a Certificate of Merger in accordance with the provisions of Section 252(c) of the DCGL (the "Delaware Certificate of Merger"). The Merger shall become effective on the actual date and at the actual time when both the Delaware Certificate of Merger has been filed with the Secretary of State of the State of Delaware and the Colorado Articles of Merger have been filed with the Secretary of State of the State of Colorado, or such later date and time specified in the Colorado Articles of Merger and the Delaware Certificate of Merger as agreed to by the parties hereto, in accordance with the provisions of the CBCA and the DGCL. The date and time at which the merger becomes effective is referred to herein as the "Effective Time."

         SECTION 1.3. EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 7-111-106 of the CBCA and Section 259 of the DGCL. Without limiting the foregoing, and subject thereto, and without further act, deed, transfer or conveyance, from and after the Effective Time the Surviving Corporation shall succeed to, possess and be vested in all of the assets, properties, rights, privileges, powers and franchises of the Constituent Corporations, including, without limitation, all property of every description, real, personal and mixed, wherever located, and each and every other interest of every kind and nature, and shall be subject to all of the debts, liabilities, restrictions, disabilities and duties of the Constituent Corporations.

         SECTION 1.4. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Mercator Energy Incorporated", unless later changed in accordance with the provisions of the Articles of Incorporation of the Surviving Corporation and of applicable law.

         SECTION 1.5. ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until amended in accordance with the provisions thereof and of applicable law.

         SECTION 1.6. BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until amended in accordance with the provisions thereof and of the Articles of Incorporation of the Surviving Corporation and of applicable law.

         SECTION 1.7. OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION. The officers and directors of Merger Sub immediately prior to the Effective Time shall be the initial officers and directors of the Surviving Corporation (holding the same respective offices), each to hold such office or offices until his respective successor is duly elected or appointed and qualified in accordance with the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation and applicable law, or until his earlier death, resignation or removal.

         SECTION 1.8. SERVICE OF PROCESS. The Surviving Corporation hereby consents to and agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any Constituent Corporation in the State of Delaware as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the DGCL, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings in the State of Delaware. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware shall be as follows:

                            1675 Broadway, Suite 2150
                            Denver, Colorado 80202

         SECTION 1.9. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of either Constituent Corporation or of the holder of any of the following securities or of any other
Person:

                  (a) COMPANY COMMON STOCK. Each share of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time shall be cancelled and retired and cease to exist and shall be converted into the right to receive the Merger Consideration Per Share (as defined in Section 1.10) in accordance with, and subject to, the terms and conditions of this Agreement.

                  (b) COMPANY TREASURY STOCK. Each share of Company Common Stock held in the Company's treasury immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) OPTIONS AND WARRANTS. Any option, warrant or other right to purchase shares of Company Common Stock outstanding immediately prior to the Effective Time shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (d) MERGER SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one duly authorized, validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each stock certificate of Merger Sub evidencing ownership of any shares of Merger Sub Common Stock shall continue from and after the Effective Time to evidence ownership of a like number of shares of Surviving Corporation Common Stock.

                  (e) PURCHASER COMMON STOCK. Each share of Common Stock, par value $.01 per share, of Purchaser (the "Purchaser Shares") issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unimpaired by the Merger.

         SECTION 1.10. MERGER CONSIDERATION. As used herein, the term "Merger Consideration Per Share" means the "Merger Consideration" (as defined below) divided by the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. As used herein, the term "Merger Consideration" means the aggregate of 2,500,000 Purchaser Shares, which shall represent 12.5% of all Purchaser Shares outstanding at the Effective Time, plus $1,150,000 payable as follows:

                  (i) Purchaser shall pay to Seller the amount of $408,334 by check made payable to the order of Seller or by wire transfer of immediately available funds to an account designated by Seller (the "Cash Portion"); and

                  (ii) Purchaser shall issue, execute and deliver to Seller a Non-Negotiable Promissory Note in the principal amount of $741,666, substantially in the form attached hereto as Exhibit A (the "Promissory Note").

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         In order to induce Purchaser and Merger Sub to enter into this Agreement and to perform their obligations hereunder, Seller hereby represents and warrants to and for the benefit of Purchaser and Merger Sub as follows:

         SECTION 2.1. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Schedule 2.1 hereto, which is each jurisdiction in which either the conduct of its business or activities or the ownership, lease or operation of its properties or assets requires such qualification. Except for the jurisdictions in which the Company is incorporated or is qualified as a foreign corporation, (i) no other jurisdiction has claimed, in writing or otherwise, that the Company is required to be licensed or qualified as a foreign corporation therein, (ii) the Company has never filed franchise, income or other tax returns in any other jurisdiction, and (iii) the Company does not own, lease or operate any property in any other jurisdiction.

         SECTION 2.2. SUBSIDIARIES. The Company has no direct or indirect subsidiaries and does not own, hold or control, directly or indirectly, any shares of capital stock or any other equity, voting, ownership or management interest in any Entity.

         SECTION 2.3. CAPITALIZATION. The authorized capital stock of the Company consists solely of 40,000 shares of Company Common Stock, no par value, of which 10,000 shares are issued and outstanding and owned by Seller. The Company never issued any shares of Company Common Stock or of any other class of capital stock to any Person other than Seller. No shares of Company Common Stock are reserved for issuance upon the exercise of outstanding options, warrants or other rights. The Company has no other equity or voting securities of any class or series authorized, issued, reserved for issuance or outstanding, and has no outstanding securities, bonds, debentures, notes or other rights, instruments or obligations the holders of which have the right to vote with the holders of Company Common Stock or which are convertible into or exchangeable or exercisable for Company Common Stock or any other class or series of capital stock or equity or voting interests in the Company. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any, and are free from any, preemptive rights, have no personal liability attached to the ownership thereof, and were offered, sold and issued in full compliance with all applicable federal and state securities laws. There are no outstanding options, warrants or other rights (contingent or otherwise) to subscribe for or to purchase from the Company, or obligations, agreements, arrangements, understandings or commitments of any nature (contingent or otherwise) by the Company to issue, sell, transfer, repurchase, redeem or retire, any shares of Company Common Stock or any other class or series of capital stock or other equity securities of the Company, or securities which are convertible into or exchangeable or exercisable for Company Common Stock or any other class or series of capital stock or other equity or voting interests in the Company. Neither the Company nor its sole shareholder is a party to any voting trust, voting agreement, proxy or other agreement or arrangement with respect to the voting, transferability, purchase or redemption of any capital stock of the Company. No Person has any preemptive right, right of first refusal, subscription right or similar right with respect to the issuance or sale of any of the Company's capital stock. No Person has any right of rescission or claim for damages under Federal or state securities laws with regard to the offer, sale or issuance for, capital shares of the Company previously issued. The Company has not agreed, and has no obligation (contingent, absolute or otherwise), to register the offer or sale of any of its securities owned by any Person under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state. Seller has not granted to any Person any options or other rights to purchase any capital shares of the Company from Seller. Schedule 2.3 hereto sets forth a true and complete list of the names, addresses and holdings of all shareholders and option holders of the Company as of the date hereof.

         SECTION 2.4. STATUS OF SHARES.Seller is the legal, beneficial and record owner of, and has good, valid and marketable title to, all of the shares of Company Common Stock, free and clear of any and all restrictions on transfer (other than any restrictions under the Securities Act, or applicable state securities laws), mortgages, pledges, security interests, liens, charges, equities, claims, trusts, encumbrances, agreements (other than this Agreement or the Related Seller Agreements, (as defined below)), rights of first refusal, preemptive rights, limitations on voting rights, sale obligations (such as pursuant to a "co-sale", "take-along," or "bring-along" agreement or the like), or warrants, options or other rights, restrictions or limitations of any kind or nature whatsoever ("Liens"). Upon consummation of the transactions contemplated hereby, Purchaser will acquire good, valid and marketable title to the shares of Surviving Corporation Common Stock, free and clear of any and all Liens. Neither the Company nor Seller is a party to any voting trust, voting agreement, proxy or other agreement, instrument or understanding with respect to the voting, transferability, purchase, sale or redemption of the shares of Company Common Stock.

         SECTION 2.5. POWER AND AUTHORITY. The Company has all requisite right, capacity, power and authority, corporate or otherwise, to conduct its business and affairs as presently conducted, own, lease and operate its assets and properties as currently owned, leased and operated, to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by the Company hereunder (the "Related Company Agreements"), and to perform its obligations hereunder and thereunder. The Company's execution and delivery of this Agreement and the Related Seller Agreements, and its performance of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate actions. Seller has all requisite right, capacity, power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by Seller hereunder (the "Related Seller Agreements") and to perform his obligations hereunder and thereunder.

         SECTION 2.6. ENFORCEABILITY. This Agreement, the Related Company Agreements and the Related Seller Agreements have been duly and validly executed and delivered by the Company and Seller, as applicable, and constitute the legal, valid and binding obligations of Seller and the Company, enforceable against Seller and the Company in accordance with their respective terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting generally the enforcement of creditors' rights and remedies, and by general principles of equity, whether applied in a proceeding in equity or at law.

         SECTION 2.7. NO CONFLICTS. Subject to the receipt of the Consents described in Schedule 2.9, the execution and delivery by Seller and the Company of this Agreement, the Related Company Agreements and the Related Seller Agreements, as applicable, and the consummation of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly, (a) violate, conflict with, or constitute a breach of or a default (or an event that, after the giving of notice or the lapse of time or both, would constitute a default) under any provision of (i) the articles of incorporation, bylaws or other charter or organizational documents of the Company, (ii) any resolution adopted by the board of directors (or any committee thereof) or the sole shareholder of the Company, (iii) any agreement between the Company and its sole shareholder, (iv) any contract, obligation, promise, understanding, arrangement, note, security agreement, mortgage, lease, license, bond, indenture, loan or credit agreement or other instrument, commitment or agreement ("Contract") to which either Seller or the Company is a party or by which either Seller or the Company or any of their assets are or may be bound, (v) any license, franchise, approval, certificate, permit or authorization ("License") held by or applicable to Seller or the Company, or (vi) any federal, state, local or foreign law, statute, rule or regulation, or any order, injunction, writ, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to Seller, the Company, or any assets or properties of the Company; (b) result in the creation or imposition of any mortgage, lien, pledge, security interest or any other encumbrance, claim or restriction of any kind or description against the shares of Company Common Stock or any of the properties or assets of the Company; (c) constitute an event which would (i) permit any Person to revoke, withdraw, suspend, terminate or modify any Company Contract (as defined in Section 2.32) or License of or relating to the Company or to accelerate the maturity or performance by the Company of any debt, liability or other obligation of the Company, (ii) give any Person the right to challenge any of the transactions contemplated hereby, or (iii) cause the Company or Purchaser to become subject to or liable for the payment of any tax, assessment or similar fee, or (d) otherwise adversely affect the assets, properties, rights, privileges, Licenses, Contracts, business, affairs, condition (formal or otherwise) or prospects of the Company.

         SECTION 2.8. DEFAULTS. Neither the Company nor Seller is presently in breach or violation of, default under or in conflict with any item set forth in
Section 2.7, and, to the best knowledge of Seller, no event or condition has occurred which, after the giving of notice or the lapse of time or both, could be reasonably expected to result in any such breach, violation, default or conflict.

         SECTION 2.9. CONSENTS. Except as set forth in Schedule 2.9, no consent, authorization, permit or approval of, notice or report to, filing or registration with, or waiver, review or any other action ("Consent") by, from or with respect to, any Person is necessary for Seller or the Company to execute and deliver this Agreement, the Related Seller Agreements and the Related Company Agreements, as applicable, for Seller and the Company to perform his and its obligations hereunder and thereunder, or for the Company, as the Surviving Corporation of the Merger, to be entitled to all the rights, privileges, franchises and benefits currently enjoyed by the Company or by Seller (with respect to the Company).

         SECTION 2.10. CORPORATE DOCUMENTS. Seller has delivered to Purchaser true and complete copies (or originals, as the case may be) of the following documents: (i) the articles of incorporation and bylaws of the Company, each as in effect on the date hereof; (ii) the minute books of the Company containing true and complete records of all proceedings, consents, actions and meetings of the shareholders, the board of directors and all committees of the board of directors of the Company; (iii) all permits, orders, authorizations, exemptions, registrations and consents issued by any Governmental Authority with respect to the issuance and sale of securities of the Company, and all applications therefor; and (iv) the stock transfer books of the Company setting forth a true and complete record of all issuances and transfers of capital stock of the Company and the ownership of all outstanding capital stock as of the date hereof.

         SECTION 2.11. PROCEEDINGS. There is no action, suit, claim, investigation, arbitration, hearing or other proceeding (whether civil, criminal, administrative, investigative or informal) ("Proceeding") pending or overtly threatened by, before or involving any court, arbitrator or Governmental Authority against, affecting or otherwise relating to (i) Seller, (ii) the Company or its assets, business, affairs, condition (financial or otherwise), operations or prospects, or (iii) the Company's officers, directors, shareholders, employees or agents relating to the Company or its business or assets. To the best knowledge of Seller, no event has occurred and no circumstance or facts exist that may be reasonably likely to give rise to or serve as the basis for any such Proceeding. Neither Seller nor the Company nor any of its properties or assets is subject to any outstanding judgment, order, writ, injunction, decree, determination, verdict, award or ruling by any court, arbitrator or Governmental Authority. Neither Seller nor the Company is presently engaged in or commenced, or has threatened to engage in or commence, any Proceeding against or affecting any other Person.

         SECTION 2.12. BROKERS' FEES. No broker, finder, investment banker or similar agent or any other Person (i) has been engaged, employed or retained by or on behalf of Seller or the Company, (ii) is a party to any agreement, arrangement or understanding with Seller or the Company or on their behalf, or
(iii) is or may be entitled to receive any fee, commission or other compensation or payment due to any action, agreement, arrangement or understanding of or by Seller or the Company, in connection with this Agreement, the Related Seller Agreements or the Related Company Agreements, or the transactions contemplated hereby or thereby.

         SECTION 2.13. FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of the Company's unaudited balance sheets as of December 31, 1999 (the "Latest Balance Sheet") and for the four (4) prior fiscal years, and the related unaudited statements of operations and changes in shareholders' equity for the fiscal years then ended (collectively, the "Financial Statements"). All such Financial Statements (i) have been prepared on an accrual basis consistently applied throughout the periods indicated and with prior periods; (ii) present fairly the financial condition, results of operations, cash flows and changes in shareholders' equity of the Company as of the respective dates thereof and for the respective periods covered thereby;
(iii) have been prepared in accordance and consistent with the books and records of the Company, which have been maintained in accordance with sound business practices; and (iv) reflect reserves which are reasonably adequate for all known or reasonably contemplated liabilities or obligations of any nature, whether accrued, absolute, fixed, contingent or otherwise and whether due or to become due, and all reasonably anticipated losses. Since January 1, 1996, there has not been any material change in the Company's accounting methods, principles or practices.

         SECTION 2.14. ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, except as set forth on Schedule 2.14 or as set forth or reserved against in the Latest Balance Sheet (or in the notes thereto), the Company does not have any debts, liabilities or obligations of any kind or nature whatsoever, whether known or unknown, whether accrued, absolute, contingent or otherwise, and whether due or to become due ("Company Liabilities"), other than Company Liabilities which (i) are not required by generally accepted accounting principles consistently applied to be included in the Latest Balance Sheet, (ii) have been incurred after the date of the Latest Balance Sheet in the ordinary course of business and are usual and ordinary in amount, both individually and in the aggregate. Seller has no knowledge of any circumstance, condition, event or arrangement that could be reasonably expected to give rise to any additional debts, liabilities or obligations of the Company or its business or assets.

         SECTION 2.15. ABSENCE OF ADVERSE CHANGES.

                  (a) Since January 1, 1999, except for the transactions contemplated by this Agreement or as set forth on Schedule 2.15, (i) the business of the Company has been conducted only in its historic, ordinary course, (ii) there has been no material adverse change in the assets, liabilities, business, operations, affairs, condition (financial or otherwise) or prospects of the Company; and (iii) there has been no damage, destruction, loss, occurrence or event (whether or not insured against) which, either singly or in the aggregate, has had, or might reasonably be expected to have, a material adverse effect on the assets, liabilities, business, operations, affairs, condition or prospects (financial or otherwise) of the Company.

                  (b) Without limiting the generality of the foregoing, since January 1, 1999, except for the transactions contemplated by this Agreement or as set forth on Schedule 2.15, the Company has not:

                           (i) Sold, assigned, transferred, leased or otherwise
                  disposed of any assets, except to customers in the ordinary course of business for fair consideration;

                           (ii) Created or incurred any pledge, lien, claim or
                  other encumbrance on or against the Company or any of its assets;

                           (iii) Made any capital expenditure (or series of
                  related capital expenditures) in excess of $50,000;

                           (iv) Incurred any material destruction, damage or
                  loss (whether or not insured against) of or to any of its assets;

                           (v) Incurred any labor trouble, dispute, strike, work
                  stoppage, or other event or condition of any character, actual or threatened;

                           (vi) Declared, set aside, made or paid any dividend
                  or other distribution in respect of its capital stock, or made any direct or indirect redemption, purchase, or other acquisition of any of its shares of capital stock or other securities;

                           (vii) Reclassified, combined, split, subdivided any
                  of its capital stock;

                           (viii) Made or entered into any Contract (or series
                  of related Contracts) either (A) involving more than $50,000, or (B) involving more than $5,000 and outside the ordinary course of business;

                           (ix) Made or entered into any modification,
                  amendment, cancellation or termination of any Contract or License to which it is a party, except in the ordinary course of business;

                           (x) Commenced or gave or received any notice or
                  threat of commencement, or incurred the commencement, or settled or compromised, of any Proceeding against or affecting the Company or its assets, business or affairs;

                           (xi) Amended its articles of incorporation or bylaws
                  (and neither the Board of Directors nor the stockholders of the Company have authorized the same);

                           (xii) Made any capital investment in, loan to or
                  acquisition of the securities or assets, of any Entity;

                           (xiii) Granted any license or sublicense of any
                  assets or any rights under or with respect to any Intellectual Property;

                           (xiv) Entered into any transaction with any of its
                  officers, directors, shareholders or employees, or their affiliates or relatives, other than (A) payment of compensation for services rendered by employees, and (B) transactions that, in the aggregate, amount to less than $5,000 per Person;

                           (xv) Made or given any waiver, cancellation,
                  compromise or release of any material right or claim, or forgiveness or cancellation of any material debt or claim;

                           (xvi) Made any loan, advance, capital contribution to
                  or investment in any Person, or any guaranty of any loan, debt or other obligation of any other Person;

                           (xvii) Increased the salary, bonus benefits or other
                  compensation payable or to become payable to any of its officers, directors, shareholders, employees or consultants, or declared, paid, or entered into any commitment or obligation of any kind for the payment of a bonus or other additional salary or compensation to any such Person;

                           (xviii) Entered into or modified any Contract, plan,
                  policy or arrangement relating to severance or termination benefits of any employee, officer, shareholder, director or agent;

                           (xix) Offered, issued, sold, pledged or otherwise
                  disposed of any shares of capital stock or other securities, obligations or instruments convertible into or exchangeable or exercisable for any shares of capital stock;

                           (xx) Issued or granted any option, warrant or right
                  to acquire shares of capital stock or securities convertible into or exchangeable for capital stock;

                           (xxi) Altered the terms of any of its authorized or
                  outstanding securities or adjusted split, subdivided, combined or reclassified any of its capital stock;

                           (xxii) Other than accounts payable in the ordinary
                  course of business, (A) incurred, or otherwise become liable for, any indebtedness for borrowed money or other debts, liabilities or obligations (absolute, contingent, accrued or otherwise); (B) issued any debt securities; (C) assumed, guaranteed, endorsed or otherwise become responsible for any debts, liabilities or obligations of any other Person; or (D) made any loans or advances;

                           (xxiii) Acquired, merged or consolidated with, or
                  entered into any similar business transaction with, any Entity or any division thereof, or acquired any assets thereof (except in the ordinary course of business);

                           (xxiv) Incurred or suffered any other events or
                  conditions of any character that, individually or in the aggregate, (A) have or might reasonably have a material adverse effect on its assets, business, affairs, operations, condition (financial or otherwise), liabilities or prospects, or (B) cause or might reasonably be expected to cause the Company to be in breach of any of its representations, warranties or covenants hereunder; or

                           (xxv) Entered into any agreement, commitment,
                  arrangement or understanding to do any of the actions described in the preceding clauses (i) through (xxiv).

         SECTION 2.16. TAXES.

                  (a) Within the times (or if later all penalties and interest related thereto having been paid in full) and in the manner prescribed, the Company has accurately prepared in good faith and properly filed all federal, state, local and foreign tax returns, reports and forms required by law, rule, regulation or otherwise to be filed and has paid all taxes, assessments and penalties due and payable, and Seller has furnished to Purchaser true and complete copies of all such tax returns, reports and forms so filed since January 1, 1996. All tax returns, reports and forms filed by the Company accurately set forth all items (to the extent required to be included or reflected in such returns) relevant to their future tax liabilities, including the tax bases of their assets and properties. The Company has fully paid or has made adequate provision in the Latest Balance Sheet for all federal, state, local and foreign taxes for the period ending on the date of the Latest Balance Sheet. The Company has timely collected, withheld and paid over all taxes required to be withheld by any federal, state, local or foreign taxing authority and complied with all information reporting requirements related thereto.

                  (b) There are no disputes pending or overtly threatened by any taxing authority as to taxes of any nature payable by the Company. No examinations or audits of the federal, state, local or foreign tax returns of the Company are currently in progress or, to the best knowledge of Seller, threatened or proposed. No deficiency or adjustment for any tax has been claimed, proposed or assessed against the Company by any taxing authority. The Company has not waived or extended any applicable statute of limitations relating to the assessment of federal, state, local or foreign taxes. The Company is not a party to any tax indemnity, tax sharing, or tax allocation agreement. There are no tax liens upon any property or assets of the Company except for taxes not yet due and payable.

                  (c) The Company has not filed any consent agreement under
         Section 341(f) of the Code or agreed to have Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), apply to any disposition of subsection (f) assets (as such term is defined in Section 341(f)(4) of the Code) owned by the Company. The acquisition of the Company by Purchaser will not result in the payment of any "excess parachute payment" within the meaning of Section 280G of the Code, and the Company is not a party to any agreement, plan or arrangement that could give rise to any payment that would not be deductible pursuant to
         Section 280G or Section 162 of the Code. No outstanding debt obligations of the Company are "corporate acquisition indebtedness" within the meaning of Section 279(b) of the Code. The Company is not a "United States real property holding company" as defined in Section 897(c)(2) of the Code. The Company has not filed an election under
         Section 338(g) or Section 338(h)(10) of the Code or caused or been the subject of a deemed election under Section 338(e) of the Code. The Company has not made any payments, and is not obligated to make any payment, and is not a party to any agreement, plan or arrangement that under any circumstances could obligate it to make any payments that will not be deductible under Section 162(m) of the Code.

                  (d) As used in this Section 2.16, the term "tax" includes all federal, state, local or foreign income, franchise, profits, gross receipts, value added, net worth, real property, personal property, sales, transfer, use, service, ad valorem, stamp, environmental, windfall profits, employment, social security, medicare, disability, workers' compensation, unemployment compensation, occupation severance, purchaser premiums, excise, withholding, payroll and other taxes, charges, fees, levies, tariffs, duties and other assessments of any kind or nature, imposed by the laws and regulations of any governmental jurisdiction (federal, state, local or foreign) or by any taxing authority (federal, state, local or foreign) and all interest, fines and penalties related thereto.

         SECTION 2.17. TITLE TO AND CONDITION OF ASSETS. The Company has good, valid and marketable title in fee simple to (or a valid leasehold interest in) and peaceful and rightful possession of all of its assets and properties, and all of the rights and interests therein, whether real, personal or mixed and whether tangible or intangible, including but not limited to all of the property and assets reflected in the Company's Latest Balance Sheet and all of the assets acquired after the date thereof (other than inventory disposed of in the ordinary course of business since the date thereof), which constitute all of the assets, properties, rights and interests of every kind and description that are used in or required for the conduct of the business of the Company in compliance with all legal requirements. All tangible assets and properties are physically located at the Company's principal offices in Denver, Colorado. The Company owns all of its assets, properties, rights and interests free and clear of any and all mortgages, liens, security interests, pledges, charges, claims, assessments, easements, rights-of-way, community property interests, trusts, equitable interests, rights of first refusal, options to purchase, deeds of trust and other restrictions and encumbrances of any kind or nature whatsoever, except for
(i) those disclosed in the Financial Statements; and (ii) liens for current taxes not yet due and payable. All real property, equipment and other tangible personal property owned or leased by the Company is in good operating condition and repair, ordinary wear and tear excepted and is adequate and suitable for its actual and intended uses.

         SECTION 2.18. REAL PROPERTY. The Company does not own, has not at any time owned, and has no obligation to purchase, any real property. Schedule 2.18 sets forth a true and complete list of all leases and subleases pursuant to which the Company is the lessor or the lessee of any real property (the "Real Property Leases"), complete and accurate copies of which have been previously furnished to Purchaser. The Company has a valid leasehold interest in and enjoys peaceful and quiet possession of all property leased under the Real Property Leases. Each Real Property Lease is in full force and effect and is a valid and binding obligation of the Company and, to the best knowledge of Seller, of each of the other parties thereto, enforceable against each party to each Real Property Lease in accordance with its terms. The Company is not, and Seller does not have any knowledge that any other party to any Real Property Lease is, in breach, violation or default (including an event or condition that, with notice or the passage of time or both, could constitute a default) under any term or condition of any Real Property Lease. Except as set forth on Schedule 2.9, no Real Property Lease will require the Consent of any Person to consummate the transactions contemplated hereby and entitle the Company, as the Surviving Corporation of the Merger, to continue to have the same rights and privileges, and no modified or additional duties or obligations, as the Company is currently entitled thereunder.

         SECTION 2.19. PERSONAL PROPERTY LEASES. Schedule 2.19 sets forth a true and complete list of all leases and subleases pursuant to which the Company is the lessor or the lessee of any personal property (the "Personal Property Leases"), complete and accurate copies of which have been previously furnished to Purchaser. The Company has a valid leasehold interest in and enjoys peaceful and quiet possession of all property leased under the Personal Property Leases. Each Personal Property Lease is in full force and effect and is a valid and binding obligation of the Company and, to the best knowledge of Seller, of each of the other parties thereto, enforceable against each party to each Personal Property Lease in accordance with its terms. The Company is not, and Seller does not have any knowledge that at any other party to any Personal Property Lease is, in breach, violation or default (including an event or condition that, with notice or the passage of time or both, could constitute a default) under any term or condition of any Personal Property Lease. No Personal Property Lease will require the Consent by any Person to consummate the transactions contemplated hereby, and entitle the Company, as the Surviving Corporation of the Merger, to continue to have the same rights and privileges, and no modified or additional duties or obligations, as the Company is currently entitled thereunder.

         SECTION 2.20. ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the Latest Balance Sheet and that have arisen since the date thereof, other than accounts and notes receivable collected since that date, (i) represent valid and enforceable claims for bona fide amounts due for goods delivered and sold or services performed in the ordinary course of business and in accordance with the applicable warranties, purchase orders, contracts and specifications, (ii) are not and will not be subject to any valid defenses, counterclaims or rights of set-off, and (iii) will be collected in full in the ordinary course of business, subject to any reserves set forth in the Latest Balance Sheet.

         SECTION 2.21. INVENTORY. All of the Company's inventory of raw materials, work in process and finished goods, parts and supplies consists of items of a quantity and quality usable and saleable in the ordinary course of business, except for obsolete, defective, slow-moving or damaged items and items of below standard quality, all of which have been written off or written down on the books of the Company to net realizable market value or provided for by adequate reserves in the Latest Balance Sheet. All of the Company's inventory of raw materials, work in process and finished goods, parts and supplies (including inventory on consignment) consists of items of a quantity and quality usable and saleable in the ordinary course of business by the Company (net of any reserve reflected in the Latest Balance Sheet), except for obsolete, defective, damaged and slow-moving items and items below standard quality, all of which have been written down on the books of the Company to net realizable market value or have been provided for by adequate reserves in the Latest Balance Sheet. All inventories of finished goods consist of items that have been manufactured in accordance with, and which meet, applicable industry standards. All inventories are correctly marked. The inventories shown on the Latest Balance Sheet are based on quantities determined by physical count or measurement and are valued at the lesser of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years and is adjusted for excess and obsolescence in compliance with the Company's accounting policies which have been delivered in writing to Purchaser.

         SECTION 2.22. INTELLECTUAL PROPERTY.

                  (a) Schedule 2.22 sets forth a complete and accurate list and brief description of all patents, trademarks, trade dress, logos, service marks, trade names, corporate names, fictitious names and copyrights, and each application therefor ("Registered Intellectual Property"), which are either owned by the Company or Seller or which are used by the Company or by Seller in the business of the Company and, in each case where the Company or Seller is not the owner thereof, the name of the owner thereof. Except as set forth in Schedule 2.22, the Company is the exclusive owner of or possesses adequate and valid licenses and other rights to use all of the items set forth in Schedule
         2.22 hereto and all trade secrets, licenses, inventions, processes, discoveries, developments, designs, formulas, know-how, drawings, customer and supplier lists, software, confidential information and other proprietary information and all other proprietary rights, intangible assets and intellectual property, and all copies and tangible embodiments thereof in whatever form or medium (collectively with the intellectual property required to be set forth on Schedule 2.22, the "Intellectual Property") necessary or desirable for the operation of the Company's business and affairs. Seller has assigned to the Company any rights to Intellectual Property that he owns that are related to the business of, or otherwise belong to, the Company.

                  (b) To the best knowledge of Seller, (i) the Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that the Company owns or uses; (ii) neither Seller nor the Company has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third parties; (iii) neither Seller nor the Company has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party); and
         (iv) no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Seller or the Company. No claim, demand, assertion, action, suit, arbitration, hearing, investigation or proceeding is pending or, to the best knowledge of Seller, threatened that pertains to or challenges the validity, ownership or enforceability of any right of Seller or the Company in respect to of Intellectual Property. To the best knowledge of Seller, the continued operation of the business and affiliates of the Company as currently conducted will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of any third parties.

                  (c) Neither Seller nor the Company is a party to any agreement, document, arrangement or understanding pursuant to which Seller or the Company has licensed or granted any right or interest in, to or under any of his or its Intellectual Property. Neither Seller nor the Company is obligated or under any liability whatsoever to make any payment, by way of fees, royalties or otherwise, to any owner or licensor of, or other claimant to, any of the Intellectual Property. Neither Seller nor the Company has disclosed any trade secrets or other proprietary or confidential information to any Person, except pursuant to a loan or other agreement obligating the recipient to maintain the confidentiality thereof. To the best of Seller's knowledge, no employee of the Company is subject to any agreement, arrangement or commitment with any former employer or other person, or is subject to any judgments, order, decree or ruling of any court, arbitrator or Governmental Authority regarding confidential information, or rights or restrictions on competition, that would otherwise affect such employee's ability to perform his duties to the Company. Neither Seller nor the Company has ever agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to any item of its Intellectual Property.

         SECTION 2.23. DIVIDENDS. Other than or set forth in Schedule 2.15, the Company has no liability or indebtedness for dividends or other distributions declared, set aside or accumulated but unpaid with respect to any of its outstanding shares of capital stock or other securities. The

Company has not declared, set aside or paid any dividends or other distributions to the shareholders of the Company since January 1, 1996.

         SECTION 2.24. RELATIONSHIPS WITH SUPPLIERS AND CUSTOMERS. Schedule 2.24 sets forth a true and complete list of the names and addresses and dollar amounts of business of (i) each customer that purchased in excess of 10% of the Company's goods or services during each of 1998 and 1999, and (ii) each supplier from whom the Company purchased in excess of 10% of its purchases of goods or services in each of 1998 and 1999. Since January 1, 1999, no supplier or customer of the Company has canceled any material contract or order, terminated or materially altered its existing business relationship with the Company or indicated any intention to do so, whether as a result of the transactions contemplated hereby or otherwise. The Company is not involved, and Seller has no knowledge of any facts or circumstances which could be reasonably expected to result, in any claim, dispute or controversy with any of its material suppliers or customers.

         SECTION 2.25. LABOR RELATIONS AND EMPLOYMENT MATTERS.

                  (a) The Company is not a party to any contract, collective bargaining agreement or other agreement with any labor union including any collective bargaining agreement. There has never been an actual or threatened labor dispute, strike, picket, work slowdown, work stoppage or any other job action at any business location of the Company.

                  (b) The Company is in compliance in all material respects with all applicable laws, rules and regulations respecting the employment of, including but not limited to, fair employment practices, terms and conditions of employment, and wages and hours. The Company has not engaged in any unfair or illegal labor practice, and there are no charges or claims of employment discrimination or unfair labor practices pending or, to the best knowledge of the Company, threatened against the Company.

                  (c) No proceedings or claims are pending or, to the best knowledge of Seller, threatened against the Company with respect to any violation or alleged violation of any applicable federal, state or local laws, rules and regulations relating to the employment of labor, including, without limitation, those related to wages and hours, collective bargaining, discrimination on any basis, including without limitation, on the basis of race, color, religion, sex, national origin or age, and the Company has complied in all material respects with all applicable laws and regulations relating to employment of labor.

                  (d) Except as set forth in Schedule 2.25, the Company is not a party to, nor is it bound by, any written or oral, express or implied,
         (i) retainer, consulting, severance, termination, employment or similar contracts or agreements not terminable at will by the Company; or (ii) pension, profit sharing, deferred compensation, bonus, stock option, stock purchase or incentive plans or agreements providing for remuneration or benefits to the Company's employees.

                  (e) The Company has not entered into any severance, termination or similar arrangement in respect of any present or former officer, director, shareholder, employee or consultant that will result in any obligation, absolute or contingent, of Purchaser or the Company to make any payment to any present or former officer, director, employee or consultant following his or her termination of employment by the Company.

                  (f) The Company has made, will prior to the Closing make, or at the Closing will have sufficient cash reserves to make, payment in full through the Closing Date to all of its employees of all wages, salaries, commissions, bonuses, benefits and other compensation due to such employees or otherwise arising under any policy, practice, agreements, plan, program, statute or law.

         SECTION 2.26. EMPLOYEE BENEFIT PLANS

                  (a) LIST OF PLANS. Except for the plans set forth on Schedule 2.26, the Company does not now nor has it ever established, maintained, sponsored or contributed to any "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other welfare, bonus, deferred compensation, retirement, incentive, pension, profit sharing, stock purchase, stock option, stock appreciation right, severance, or other similar employee benefit plan, program, policy, arrangement or practice, whether formal or informal, written or oral (collectively, "Employee Plans"), covering any current or former employee, officer or director of the Company, and neither the Company, nor any of its officers, directors or affiliates, has taken any action that would directly or indirectly obligate the Company to establish, maintain, sponsor or contribute to any Employee Plan.

                  (b) COPIES OF PLANS. Schedule 2.26 contains a complete and accurate list of all Employee Plans. Seller has delivered to Purchaser true and complete copies of: the following: (i) each Employee Plan (including all amendments thereto); (ii) the annual report (if required under ERISA) with respect to each Employee Plan for the past two years;
         (iii) the most recent summary plan description, together with the summary of material modifications, if required under ERISA, with respect to each Employee Plan; (iv) if such Employee Plan is funded through a trust or any third-party funding vehicle, a copy of the trust or other funding agreements (including all amendments thereto) and the latest financial statements thereof; and (v) the most recent determination letter received from the IRS with respect to each Employee Plan that is intended to be qualified under Section 401 of the Code.

                  (c) COMPLIANCE. Each Employee Plan has been maintained, operated, and administered in compliance in all material respects with its terms and with all applicable filing, reporting, disclosure and other requirements of ERISA, the Code and all other applicable laws, rules and regulations. All material obligations required to be performed by the Company and any other Persons under the terms of each Employee Plan and applicable legal requirements have been performed.

                  (d) CONTRIBUTIONS. All contributions, transfers, payments, insurance premiums, benefits, expenses and other amounts due and payable under, or required to be made to, any Employee Plan through or before the Closing Date have or will have been paid, made or accrued as liabilities on or before the Closing Date.

                  (e) TERMINATION BENEFITS. No Employee Plan provides benefits, including, without limitation, death or medial benefits, beyond termination of service or retirement other than coverage mandated by law, group term life insurance proceeds, group long term disability benefits, death or retirement benefits under any pension profit sharing plan, or any deferred compensation benefits.

                  (f) CLAIMS. No Proceeding with respect to any Employee Plan (other than routine claims for benefits) is pending or, to the best knowledge of Seller, threatened, and Seller has no knowledge of any facts that could be reasonably likely to form the basis for any such Proceeding.

                  (g) SEVERANCE OBLIGATIONS. The Company has not entered into any severance or similar arrangement in respect to any present or former employee that would result in the obligation, absolute or contingent, of the Company or the Purchaser to make any payment to any present or former employee following termination of employment.

                  (h) LIABILITIES DUE TO AGREEMENT. The consummation of the transactions contemplated hereby will not (i) modify or accelerate any benefits or the vesting of benefits under any Employee Plan or constitute an event entitling any Person to any additional or other benefits, or (ii) result in any liability to the Company or the Purchaser for taxes, penalties, interests or other claims resulting from any Employee Plan.

                  (i) RIGHTS TO TERMINATE PLANS. The Company has reserved all rights necessary to amend, suspend or terminate each Employee Plan at any time, without the consent of the employees or participants covered by such Employee Plans.

         SECTION 2.27. COMPLIANCE WITH LAWS. The Company, its business and its assets are and have at all times been in compliance in all material respects with all applicable federal, state, local and foreign laws, statutes, ordinances, rules, regulations, codes, licenses, permits, orders, writs, judgments, decrees and other legal requirements (including, without limitation, those applicable to building, health, employment, labor, product liability, zoning, environmental protection, occupational safety, storage, disposal, discharge into the environment of hazardous wastes, environmental protection, conservation, unfair competition, labor practices or corrupt practices) (collectively, "Legal Requirements"). To the best of Seller's knowledge, no event has occurred or circumstance exists that (with or without the lapse of time or notice or both) may constitute or result in a violation of, or a failure by the Company to comply with, any applicable Legal Requirement. The Company has not received any oral or written notice or other communication from any Person regarding any actual, alleged or potential violation of, or failure to comply with, any Legal Requirement.

         SECTION 2.28. LICENSES. The Company possesses all Licenses necessary for the Company to lawfully conduct its business and affairs and to own, lease, and operate its assets and properties, including all applicable zoning, environmental, health, safety and other permits. All such Licenses have been timely obtained by the Company and are currently valid and in full force and effect, and the Company has not violated, and is not operating in violation of, any such Licenses. No event has occurred or circumstance exists that may (with or without notice or the lapse of time or both) constitute or result in a violation of any term or provision of any License or result in the revocation, withdrawal, suspension, termination or modification of any License. The consummation of the transactions contemplated hereby will not result in the revocation, suspension or termination of any License, and no License will require the Consent of the issuing authority to permit the Company, as the Surviving Corporation of the Merger, to continue to lawfully conduct the business and affairs, and to lawfully own, lease and operate the assets and properties, of the Company after the Closing.

         SECTION 2.29. ABSENCE OF CERTAIN COMMERCIAL PRACTICES. To the best of Seller's knowledge, neither Seller nor the Company nor any officer, director, employee or agent of the Company (or any Person associated with or acting on behalf of any of the foregoing) has directly or indirectly (i) given or agreed to give any gift, contribution, bribe, rebate, payoff, influence payment, kickback or other payment or benefit on behalf of the Company to any customer, supplier, employee or official of any Governmental Authority (domestic or foreign) to induce the recipient or his employer to do business with, grant favorable treatment or special considerations to, or compromise or forego any claim against, the Company, (ii) made any significant payment which might be improper under prevailing law (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers, (iii) engaged in any activity which constitutes a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, (iv) established or maintained any unrecorded or illegal corporate fund or asset, (v) made any false or fictitious entries on the books or records of the Company, (vi) engaged in any practice violating any law or permitting compliance with an unsanctioned foreign boycott or (vii) failed to perform its obligations in any material respect under any Contract with, or violated in any material respect any law known to the Company in its dealings with, any Governmental Authority, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations.

         SECTION 2.30. ENVIRONMENTAL LAWS. The Company is and has been in compliance in all material respects with all federal, state and local laws (whether common or statutory), statutes, codes, rules, regulations, orders, injunctions, decrees, judgments, compacts, treaties, conventions, legal doctrines, plans, demand letters, agreements with any governmental or regulatory authorities and all other requirements relating to pollution or the protection of health, safety or the environment ("Environmental Laws"), including without limitation the release, discharge or emission of any Hazardous Substances (as defined below) into the environment (including, without limitation ambient air, surface water, ground water, land surface, or subsurface strata) and the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, resulting from the operation of the Company's business or the ownership, lease or use of the Company's properties or assets, or relating to any real estate currently or previously owned or leased by the Company. As used herein, the term "Hazardous Substance" means any substances, materials or wastes which are designated, defined, classified or considered to be hazardous or toxic under any Environmental Law.

         SECTION 2.31. INSURANCE. Schedule 2.31 sets forth a true and complete list and brief description of all policies, binders and bonds of fire, liability, product liability, workers compensation, health and other forms of insurance and fidelity bonds currently in force and maintained by or on behalf of the Company, or which provide for bonding and surety arrangements in connection with the Company's assets and business. All premiums due thereon have been duly and timely paid and all other material terms and conditions have been complied with. All such policies, binders and bonds are in full force and effect, are valid and enforceable in accordance with their terms, provide adequate coverage against such risks of loss and in such amounts for its properties and business as are customarily insured against by similarly-situated businesses, and were issued by reputable, financially sound insurers, and will survive the Closing. No claims are presently pending, outstanding, disputed or otherwise unresolved under any such insurance policies.

         SECTION 2.32. CONTRACTS.

                  (a) Schedule 2.32 sets forth a complete and accurate list of each of the following Contracts to which the Company is a party or by which it or its assets or business are or may be bound, exclusive of Contracts that are terminable at will by the Company ("Company Contracts"): (i) any distributor's or manufacturer's representative or agency agreement; (ii) any output or requirements agreements; (iii) any agreement not entered into in the ordinary course of business; (iv) any indenture, mortgage, deed of trust, lease or any agreement that is unusual in nature, duration, or amount (including, without limitation, any agreement requiring the performance by Company of any obligation for a period of time extending beyond one year from the Closing Date involving total consideration of more than $10,000); (v) any Contract with any Government Authority; (vi) any Contract that is materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise) operations or prospects of the Company; (vii) any Contract for the lease of real or personal property to or from any person providing for lease payments in excess of $10,000 per annum;
         (viii) any Contract for the purchase or sale of raw materials, commodities, supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which would extend over a period of more than one (1) year or that involves consideration in excess of $10,000; (ix) any Contract involving the Company's interests in another Entity; (x) any Contract under which it has created, incurred, assumed, guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a lien on any of the assets; (xi) any Contract concerning confidentiality or non-competition; (xii) any Contract involving any director, officer, shareholder or other affiliate of the Company;
         (xiii) any Contract for the employment of any individual on a full-time, part-time, consulting, independent contractor or other basis or providing severance benefits; (xiv) any profit-sharing, deferred compensation, severance, termination or other plan or arrangement for the benefit of current or former directors, officers, shareholder, employees or others; (xv) any Contract under which it has advanced or loaned any amount to any of its directors, officers, shareholders or employees; or (xvi) any other Contract material to the Company or its assets or business.

                  (b) Each Company Contract is in full force and effect and is a valid and binding obligation of the Company and of the other parties thereto, enforceable by the Company in accordance with its terms, and neither the Company nor, to the best knowledge of Seller, any other party to any Company Contract is in any material respect in breach of or in default under any such Company Contract, nor has any event or circumstance occurred which, with notice or lapse of time or both, would, to the best knowledge of Seller, constitute a material breach or default such Company Contract. Neither the Company nor Seller has received any notice, and Seller has no reason to believe, that any party to any Company Contract intends to cancel or terminate such Company Contract or to exercise or not exercise any option thereunder.

         SECTION 2.33. BANK ACCOUNTS. Schedule 2.33 sets forth the name and location of each bank, savings and loan or other financial institution at which the Company has any depository or other account or safe deposit box, together with all account numbers and names of all persons authorized to draw thereon or to have access thereto.

         SECTION 2.34. AFFILIATED PARTY TRANSACTIONS. Except (i) as otherwise provided in Schedule 2.34, (ii) for the payment of compensation for services rendered by employees in the ordinary course of business, or (iii) for payments aggregating less than $5,000 per Person, the Company is not presently engaged, and in the past three years has not engaged, in any transaction of any type whatsoever with any shareholder, officer, director or employee of the Company, or with any member of the immediate family or affiliate of any of such Persons, or with any Entity in which any such Person owns any equity, ownership or voting interest ("Affiliated Person"). The Company has no outstanding loans or other advances to, and is not a party to any lease, license or other contract agreement, understanding or arrangement with, any Affiliated Person other than out-of-pocket expenses incurred in the ordinary course of business. No shareholder, officer, director or employee of the Company owns or has any interest in any of the assets of the Company, provided that the parties hereto acknowledge and agree that the maps and other art work decorating the Company's premises are the property of Seller.

         SECTION 2.35. NO LOSS OF RIGHTS OR LEGAL OBSTACLES. Except as set forth on Schedule 2.15, the execution and delivery of this Agreement and the Related Seller Agreements by Seller and its performance of the transactions and its obligations contemplated hereby and thereby do not and will not (a) result in any loss or dimunition to the Company of any material legal right, asset, property, or transaction currently held by the Company; (b) result in any termination, modification or cancellation of any Contract; (c) result in the termination, modification or cancellation of, or give rise to any right of termination, modification or cancellation with respect to, or give rise to the acceleration of any performance required under, result in any increase in any payment due or other liability under, change the performance required under, or otherwise adversely affect any material contract, or modify any material contract, or result in, or require, the creation or imposition of any material lien, charge, or encumbrance upon the Company or its business or assets, or result in the termination or impairment of any material permit, license, franchise, or authorization pertaining to the assets; or (d) adversely affect the Company, its assets or business in any material respect.

         SECTION 2.36. SECURITIES REPRESENTATIONS AS TO THE ACQUISITION OF THE PURCHASER SHARES.

                  (a) INVESTMENT INTENT. Seller is acquiring the Purchaser Shares solely for his own account, and not as nominee or agent for any other Person, for investment purposes only, and not with a view to any subsequent offering, resale or distribution of the Purchaser Shares.

                  (b) SOPHISTICATION AND SUITABILITY. Seller has such knowledge and experience in business and financial matters to be capable of independently evaluating the merits and risks of an investment in the Purchaser Shares. Seller has independently evaluated the risks and merits of acquiring the Purchaser Shares and has independently determined that the Purchaser Shares are a suitable investment for Seller. Seller has sufficient financial resources to bear the economic risk of a loss of its entire investment in the Purchaser Shares.

                  (c) ACCESS TO INFORMATION. Seller and his representatives have made an independent investigation of Purchaser and its assets, properties, business, liabilities, financial condition, results of operations and prospects. Seller and his representative have had an opportunity to ask questions of and to receive answers from representatives of Purchaser to the full satisfaction, and have been given access to all of the agreements, instruments, financial statements and other information concerning the business, assets, properties, liabilities, financial condition, results of operations and prospects of the Purchaser, and all questions have been answered and all information has been provided to the full satisfaction of Seller and his representatives, and has had access to all of the information they consider necessary or appropriate, in order to evaluate the risks and merits of acquiring the Purchaser Shares, and have received all information requested to their satisfaction.

                  (d) NO RELIANCE. In making his investment decision, Seller has not relied upon any representations made by Purchaser with respect to Purchaser or the Purchaser Shares (except as set forth in this Agreement) or any projections or other estimates or forecasts of future performance provided by Purchaser.

                  (e) ACCREDITED INVESTOR. Seller is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) NO REGISTRATION. Seller understands and acknowledges that the Purchaser Shares to be acquired by him hereunder have not been registered for offer or sale to Seller under the Securities Act or under the securities laws of any state, but are being offered and sold by Purchaser to Seller pursuant to and in reliance upon exemptions from the registration requirements of such securities laws, and that Purchaser is relying upon the truth and accuracy of the representations, warranties, covenants and agreements of Seller set forth herein in order to determine the availability of such exemptions and the suitability of Seller to acquire the Purchaser Shares.

                  (g) RESTRICTIONS ON RESALE. Seller understands and acknowledges that, as a consequence of the restrictions on subsequent transfer imposed by the exemptions from registration referred to in
         Section 2.36(f) above, the Purchaser Shares may not subsequently be offered, sold, assigned, conveyed, pledged, hypothecated or otherwise transferred by Seller except pursuant to an effective registration statement registering the sale or transfer of the Purchaser Shares under the Securities Act and under applicable state securities laws or pursuant to an exemption from such registration requirements, and the certificates representing the Purchaser Shares shall bear a legend setting forth such restrictions substantially as follows:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO IT (SUCH AS AN OPINION OF COUNSEL).

         SECTION 2.37. DISCLOSURE. Neither this Agreement (including the schedules and exhibits hereto), and the Related Seller Agreements and the Related Company Agreements, nor any other written or oral certificates, statements or other documents or information delivered or to be delivered to Purchaser by Seller or on behalf of the Company in connection with the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances in which they were or are made, not false or misleading. Seller has delivered or disclosed to Purchaser all material information (financial or otherwise) in the possession of the Seller or the Company regarding the assets, properties, business, affairs, condition (financial or otherwise), results of operations or prospects of the Company or which Seller believes is otherwise material to Purchaser's decision to purchase the Shares. There is no information known to Seller which has had, or insofar as Seller can now reasonably foresee, in the future will be reasonably likely to have, a material adverse effect on the Company which is not set forth in this Agreement or has not been otherwise disclosed in writing to Purchaser.

         SECTION 2.38. KNOWLEDGE. To the extent that any representation or warranty in this Article 2 is qualified to Seller's knowledge or awareness, Seller represents and warrants that he has made a diligent investigation sufficient to express an informed view concerning the matters to which such representation or warranty relates, including diligent inquiries of the Company's directors, officers, employees, consultants and other representatives.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In order to induce Seller and the Company to enter into this Agreement to perform their obligations hereunder, Purchaser hereby represents and warrants to and for the benefit of Seller as follows:

         SECTION 3.1. ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         SECTION 3.2. POWER AND AUTHORITY. Purchaser has all requisite right, power and authority, corporate or otherwise, to execute and deliver this Agreement and the other agreements to be executed and delivered by Purchaser hereto (the "Related Purchaser Agreements") and to perform its obligations hereunder and thereunder. Purchaser's execution and delivery of this Agreement and the Related Purchaser Agreements, and its performance of its obligations hereunder and thereunder, have been duly and validly authorized by all requisite corporate action.

         SECTION 3.3. ENFORCEABILITY. This Agreement and the Related Purchaser Agreements have been duly and validly executed and delivered on behalf of Purchaser and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws generally relating to or affecting the enforcement of creditors' rights and remedies and by general privileges of equity, whether applied in a proceeding in equity or at law.

         SECTION 3.4. NO CONFLICTS. The execution and delivery by Purchaser of this Agreement and the Related Purchaser Agreements and the performance by Purchaser of its obligations hereunder and thereunder, do not and will not, directly or indirectly, violate, conflict with, or constitute a breach of or a default (or an event that, after the giving of notice or the lapse of time or both, would constitute a default) under any provision of (a) the Certificate of Incorporation or By-laws of Purchaser, (b) any resolution adopted by the board of directors (or any committee thereof) or the shareholders of Purchaser, (c) any Contract to which Purchaser is a party or by which it or any of its assets is or may be bound, (d) any License held by Purchaser, or (e) any federal, state or local law, statute, rule or regulation, or any order, injunction, writ, judgment, decree or ruling of any court, arbitrator or any Governmental Authority applicable to the Purchaser or any of its properties.

         SECTION 3.5. CONSENTS. Except as set forth on Schedule 3.5 hereto, no Consent by or with respect to any Person is necessary for Purchaser to execute and deliver this Agreement and the Related Purchaser Agreements or to perform its obligations hereunder or thereunder.

         SECTION 3.6. PROCEEDINGS. There are no Proceedings pending or, to the best knowledge of Purchaser, threatened by, before or involving any court, arbitrator or Governmental Authority, against or affecting Purchaser or its assets, (a) in which any Person is seeking to restrain or prohibit, or to obtain damages or other relief in connection with, or to challenge the validity or legality of, this Agreement or the transactions contemplated hereby, or (b) which, if determined adversely to Purchaser, would be reasonably likely to have a material adverse effect on the ability of Purchaser to perform its obligations hereunder or to consummate the transactions contemplated hereby.

         SECTION 3.7. BROKERS' FEES. No broker, finder, investment banker or similar agent or any other Person (i) has been engaged, employed or retained by or on behalf of Purchaser, (ii) is a party to any agreement, arrangement, or understanding with or on behalf of Purchaser, or (iii) is or may be entitled to receive any fee, commission or other compensation or payment due to any action, arrangement, agreement or understanding with Purchaser, in connection with this Agreement or the Related Purchaser Agreements, or the transactions contemplated hereby or thereby.

         SECTION 3.8. CAPITALIZATION AND STATUS OF PURCHASER SHARES.

                  (a) As of the date hereof, the authorized capital stock of Purchaser consists of, and subsequent to the TotalPlan Merger (as defined below) and immediately prior to the Merger the authorized capital stock of the Company will consist of, 60,000,000 shares of common stock, par value $.01 per share ("Purchaser Shares"), of which 17,500,000 shares are and will be issued and outstanding and owned by Purchaser, and 1,000,000 shares of preferred stock, par value $.01 per share, none of which are or will be outstanding. The Purchaser has never issued any Purchaser shares to any Person other than Purchaser. No Purchaser Shares are reserved for issuance upon the exercise of outstanding options, warrants or other rights. Purchaser has no other equity or voting securities of any class or series authorized, issued, reserved for issuance or outstanding, and has no outstanding securities, bonds, debentures, notes or other rights, instruments or obligations the holders of which have the right to vote with the holders of Purchaser Shares or which are convertible into or exchangeable or exercisable for Purchaser Shares or any other class or series of capital stock or equity or voting interests in the Purchaser. All of the issued and outstanding shares of capital stock of the Purchaser have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any, and are free from any, preemptive rights, have no personal liability attached to the ownership thereof, and were offered, sold and issued in full compliance with all applicable federal and state securities laws. There are no outstanding options, warrants or other rights (contingent or otherwise) to subscribe for or to purchase from the Purchaser, or obligations, agreements, arrangements, understandings or commitments of any nature (contingent or otherwise) by the Purchaser to issue, sell, transfer, repurchase, redeem or retire, any Purchaser Shares or any other class or series of capital stock or other equity securities of the Purchaser, or securities which are convertible into or exchangeable or exercisable for Purchaser Shares or any other class or series of capital stock or other equity or voting interests in the Purchaser. Neither the Purchaser nor its sole shareholder is a party to any voting trust, voting agreement, proxy or other agreement or arrangement with respect to the voting, transferability, purchase or redemption of any capital stock of the Purchaser. No Person has any preemptive right, right of first refusal, subscription right or similar right with respect to the issuance or sale of any of the Purchaser Shares.

         No Person has any right of rescission or claim for damages under Federal or state securities laws with regard to the offer, sale or issuance for, capital shares of the Purchaser previously issued. The Purchaser has not agreed, and has no obligation (contingent, absolute or otherwise), to register the offer or sale of any of its securities owned by any Person under the Securities Act of 1933, as amended ("Securities Act"), or the securities laws of any state. Metretek has not granted to any Person any options or other rights to purchase any capital shares of the Company from Metretek. The representations and warranties in this Section 3.8(a) are qualified in their entirety by the following:

                           (i) the obligations of Purchaser in connection with
                  this Agreement and the related Purchaser Agreements; and

                           (ii) the adoption by the Purchaser of a 2000 Stock
                  Incentive Plan (the "Purchaser Stock Plan"), authorizing the issuance of 6,000,000 Purchaser Shares, under which options to purchase 1,693,000 Purchaser Shares have been issued through the date hereof, including options to purchase 200,000 Purchaser Shares to be granted to Seller on the Closing Date.

                  (b) After the Closing, assuming Seller's compliance with the terms of this Agreement and the Related Seller Agreements, Seller will acquire good, valid and marketable title to, 2,500,000 Purchaser Shares, free and clear of any and all Liens, other than any restrictions under (i) the Securities Act, or applicable state securities laws, and (ii) this Agreement or the Related Seller Agreements.

         SECTION 3.9. TITLE TO AND CONDITION OF ASSETS. Purchaser has good, valid and marketable title in fee simple to (or a valid leasehold interest in) and peaceful and rightful possession of all of its assets and properties, and all of the rights and interests therein, whether real, personal or mixed and whether tangible or intangible, including but not limited to all of the property and assets reflected in the Purchaser's Latest Balance Sheet and all of the assets acquired after the date thereof (other than inventory disposed of in the ordinary course of business since the date thereof), which constitute all of the assets, properties, rights and interests of every kind and description that are used in or required for the conduct of the business of the Purchaser in compliance with all legal requirements. All tangible assets and properties are physically located at the Purchaser's principal offices in Denver, Colorado. Purchaser owns all of its assets, properties, rights and interests free and clear of any and all mortgages, liens, security interests, pledges, charges, claims, assessments, easements, rights-of-way, community property interests, trusts, equitable interests, rights of first refusal, options to purchase, deeds of trust and other restrictions and encumbrances of any kind or nature whatsoever, except for (i) those disclosed in the Financial Statements; (ii) liens for current taxes not yet due and payable; and (iii) Liens held by National Bank of Canada. All real property, equipment and other tangible personal property owned or leased by the Company is in good operating condition and repair, ordinary wear and tear excepted and is adequate and suitable for its actual and intended uses.

         SECTION 3.10. REAL PROPERTY. Purchaser does not own, has not at any time owned, and has no obligation to purchase, any real property. Purchaser has a valid leasehold interest in and enjoys peaceful and quiet possession of all property leased under the Real Property Leases. Each Real Property Lease is in full force and effect and is a valid and binding obligation of the Purchaser and, to the best knowledge of Purchaser, of each of the other parties thereto, enforceable against each party to each Real Property Lease in accordance with its terms. Purchaser is not, and does not have any knowledge that at any other party to any Real Property Lease is, in breach, violation or default (including an event or condition that, with notice or the passage of time or both, could constitute a default) under any term or condition of any Real Property Lease.

         SECTION 3.11. PERSONAL PROPERTY LEASES. The Purchaser has a valid leasehold interest in and enjoys peaceful and quiet possession of all property leased under the Personal Property Leases. Each Personal Property Lease is in full force and effect and is a valid and binding obligation of Purchaser and, to the best knowledge of Purchaser, of each of the other parties thereto, enforceable against each party to each Personal Property Lease in accordance with its terms. Purchaser is not, and does not have any knowledge that at any other party to any Personal Property Lease is, in breach, violation or default (including an event or condition that, with notice or the passage of time or both, could constitute a default) under any term or condition of any Personal Property Lease.

         SECTION 3.12. ACCOUNTS AND NOTES RECEIVABLE. All accounts and notes receivable reflected on the latest balance sheet of Purchaser and that have arisen since the date thereof, other than accounts and notes receivable collected since that date, (i) represent valid and enforceable claims for bona fide amounts due for goods delivered and sold or services performed in the ordinary course of business and in accordance with the applicable warranties, purchase orders, contracts and specifications, (ii) are not and will not be subject to any valid defenses, counterclaims or rights of set-off, and (iii) will be collected in full in the ordinary course of business, subject to any reserves set forth in such latest balance sheet.

         SECTION 3.13. INVENTORY. All of Purchaser's inventory of raw materials, work in process and finished goods, parts and supplies consists of items of a quantity and quality usable and saleable in the ordinary course of business, except for obsolete, defective, slow-moving or damaged items and items of below standard quality, all of which have been written off or written down on the books of Purchaser to net realizable market value or provided for by adequate reserves in the latest balance sheet. All of Purchaser's inventory of raw materials, work in process and finished goods, parts and supplies (including inventory on consignment) consists of items of a quantity and quality usable and saleable in the ordinary course of business by the Purchaser (net of any reserve reflected in the latest balance sheet), except for obsolete, defective, damaged and slow-moving items and items below standard quality, all of which have been written down on the books of Purchaser to net realizable market value or have been provided for by adequate reserves in the latest balance sheet. All inventories of finished goods consist of items that have been manufactured in accordance with, and which meet, applicable industry standards. All inventories are correctly marked. The inventories shown on the latest balance sheet are based on quantities determined by physical count or measurement and are valued at the lesser of cost (determined on a first-in, first-out basis) or market value and on a basis consistent with that of prior years and is adjusted for excess and obsolescence in compliance with Purchaser's accounting policies which have been delivered in writing to Purchaser.

         SECTION 3.14. INTELLECTUAL PROPERTY.

                  (a) Purchaser is the exclusive owner of, or possesses adequate and valid licenses and other rights to use, all of its Intellectual Property hereto and all trade secrets, licenses, inventions and processes.

                  (b) To the best knowledge of Purchaser, (i) Purchaser has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that the Company owns or uses; (ii) Purchaser has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third parties; (iii) Purchaser has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party); and (iv) no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Purchaser. No claim, demand, assertion, action, suit, arbitration, hearing, investigation or proceeding is pending or, to the best knowledge of Purchaser, threatened that pertains to or challenges the validity, ownership or enforceability of any right of Purchaser in respect of its Intellectual Property. To the best knowledge of Purchaser, the continued operation of the business and affiliates of Purchaser as currently conducted will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of any third parties.

         SECTION 3.15. DIVIDENDS. Purchaser has no liability or indebtedness for dividends or other distributions declared, set aside or accumulated but unpaid with respect to any of its outstanding shares of capital stock or other securities. Purchaser has not declared, set aside or paid any dividends or other distributions to the shareholders of Purchaser.

         SECTION 3.16. RELATIONSHIPS WITH SUPPLIERS AND CUSTOMERS. No supplier or customer of Purchaser has canceled any material contract or order, terminated or materially altered its existing business relationship with Purchaser or indicated any intention to do so, whether as a result of the transactions contemplated hereby or otherwise. Purchaser is not involved, and Seller has no knowledge of any facts or circumstances which could be reasonably expected to result, in any claim, dispute or controversy with any of its material suppliers or customers.

         SECTION 3.17. LABOR RELATIONS AND EMPLOYMENT MATTERS.

                  (a) Purchaser is not a party to any contract, collective bargaining agreement or other agreement with any labor union including any collective bargaining agreement. There has never been an actual or threatened labor dispute, strike, picket, work slowdown, work stoppage or any other job action at any business location of Purchaser.

                  (b) Purchaser is in compliance in all material respects with all applicable laws, rules and regulations respecting the employment of, including but not limited to, fair employment practices, terms and conditions of employment, and wages and hours. Purchaser has not engaged in any unfair or illegal labor practice, and there are no charges or claims of employment discrimination or unfair labor practices pending or, to the best knowledge of Purchaser, threatened against Purchaser.

                  (c) No proceedings or claims are pending or, to the best knowledge of Purchaser, threatened against Purchaser with respect to any violation or alleged violation of any applicable federal, state or local laws, rules and regulations relating to the employment of labor, including, without limitation, those related to wages and hours, collective bargaining, discrimination on any basis, including without limitation, on the basis of race, color, religion, sex, national origin or age, and Purchaser has complied in all material respects with all applicable laws and regulations relating to employment of labor.

                  (d) Except for the Employment Agreement and the Purchaser Stock Plan, and except for plans generally available to employees of Metretek Technologies, Inc., Purchaser is not a party to, nor is it bound by, any written or oral, express or implied,
         (i) retainer, consulting, severance, termination, employment or similar contracts or agreements not terminable at will by Purchaser; or (ii) pension, profit sharing, deferred compensation, bonus, stock option, stock purchase or incentive plans or agreements providing for remuneration or benefits to Purchaser's employees.

                  (e) Except for the Employment Agreement, Purchaser has not entered into any severance, termination or similar arrangement in respect of any present or former officer, director, shareholder, employee or consultant that will result in any obligation, absolute or contingent, of Purchaser to make any payment to any present or former officer, director, employee or consultant following his or her termination of employment by Purchaser.

         SECTION 3.18. EMPLOYEE BENEFIT PLANS

                  (a) COMPLIANCE. Each Employee Plan of Purchaser has been maintained, operated, and administered in compliance in all material respects with its terms and with all applicable filing, reporting, disclosure and other requirements of ERISA, the Code and all other applicable laws, rules and regulations. All material obligations required to be performed by Purchaser and any other Persons under the terms of each Employee Plan and applicable legal requirements have been performed.

                  (b) CONTRIBUTIONS. All contributions, transfers, payments, insurance premiums, benefits, expenses and other amounts due and payable under, or required to be made to, any Employee Plan of Purchaser through or before the Closing Date have or will have been paid, made or accrued as liabilities on or before the Closing Date.

                  (c) TERMINATION BENEFITS. No Employee Plan of Purchaser provides benefits, including, without limitation, death or medial benefits, beyond termination of service or retirement other than coverage mandated by law, group term life insurance proceeds, group long term disability benefits, death or retirement benefits under any pension profit sharing plan, or any deferred compensation benefits.

                  (d) CLAIMS. No Proceeding with respect to any Employee Plan of Purchaser (other than routine claims for benefits) is pending or, to the best knowledge of Purchaser, threatened, and Seller has no knowledge of any facts that could be reasonably likely to form the basis for any such Proceeding.

                  (e) SEVERANCE OBLIGATIONS. Except for the Employment Agreement and under the Purchaser Stock Plan, Purchaser has not entered into any severance or similar arrangement in respect to any present or former employee that would result in the obligation, absolute or contingent, of Purchaser to make any payment to any present or former employee following termination of employment.

                  (f) LIABILITIES DUE TO AGREEMENT. The consummation of the transactions contemplated hereby will not (i) modify or accelerate any benefits or the vesting of benefits under any Employee Plan or constitute an event entitling any Person to any additional or other benefits, or (ii) result in any liability to Purchaser or the Company for taxes, penalties, interests or other claims resulting from any Employee Plan.

                  (g) RIGHTS TO TERMINATE PLANS. Purchaser has reserved all rights necessary to amend, suspend or terminate each Employee Plan at any time, without the consent of the employees or participants covered by such Employee Plans.

         SECTION 3.19. COMPLIANCE WITH LAWS. Purchaser, its business and its assets are and have at all times been in compliance in all material respects with all applicable Legal Requirements. To the best of Purchaser's knowledge, no event has occurred or circumstance exists that (with or without the lapse of time or notice or both) may constitute or result in a violation of, or a failure by Purchaser to comply with, any applicable Legal Requirement. Purchaser has not received any oral or written notice or other communication from any Person regarding any actual, alleged or potential violation of, or failure to comply with, any Legal Requirement.

         SECTION 3.20. LICENSES. Purchaser possesses all Licenses necessary for Purchaser to lawfully conduct its business and affairs and to own, lease, and operate its assets and properties, including all applicable zoning, environmental, health, safety and other permits. All such Licenses have been timely obtained by Purchaser and are currently valid and in full force and effect, and Purchaser has not violated, and is not operating in violation of, any such Licenses. No event has occurred or circumstance exists that may (with or without notice or the lapse of time or both) constitute or result in a violation of any term or provision of any License or result in the revocation, withdrawal, suspension, termination or modification of any License. The consummation of the transactions contemplated hereby will not result in the revocation, suspension or termination of any License, and no License will require the Consent of the issuing authority to permit the Purchaser to lawfully conduct the business and affairs, and to lawfully own, lease and operate the assets and properties, of Purchaser after the Closing.

         SECTION 3.21. ABSENCE OF CERTAIN COMMERCIAL PRACTICES. To the best of Purchaser's knowledge, neither Purchaser nor any officer, director, employee or agent of Purchaser (or any Person associated with or acting on behalf of any of the foregoing) has directly or indirectly (i) given or agreed to give any gift, contribution, bribe, rebate, payoff, influence payment, kickback or other payment or benefit on behalf of Purchaser to any customer, supplier, employee or official of any Governmental Authority (domestic or foreign) to induce the recipient or his employer to do business with, grant favorable treatment or special considerations to, or compromise or forego any claim against, Purchaser,
(ii) made any significant payment which might be improper under prevailing law (regardless of the jurisdiction in which such payment was made) to promote or retain sales or to help, procure or maintain good relations with suppliers,
(iii) engaged in any activity which constitutes a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, (iv) established or maintained any unrecorded or illegal corporate fund or asset, (v) made any false or fictitious entries on the books or records of Purchaser, (vi) engaged in any practice violating any law or permitting compliance with an unsanctioned foreign boycott or (vii) failed to perform its obligations in any material respect under any Contract with, or violated in any material respect any law known to Purchaser in its dealings with, any Governmental Authority, including, but not limited to, any law with respect to conspiracy to defraud, false claims, conspiracy to defraud the United States, embezzlement or theft of public money, fraud and false statements, false demands against the United States, mail fraud, wire fraud, RICO, and truth in negotiations.

         SECTION 3.22. ENVIRONMENTAL LAWS. Purchaser is and has been in compliance in all material respects with all Environmental Laws.

         SECTION 3.23. INSURANCE. All premiums due on all insurance policies of Purchaser have been duly and timely paid and all other material terms and conditions have been complied with. All such policies, binders and bonds are in full force and effect, are valid and enforceable in accordance with their terms, provide adequate coverage against such risks of loss and in such amounts for its properties and business as are customarily insured against by similarly-situated businesses, and were issued by reputable, financially sound insurers, and will survive the Closing. No claims are presently pending, outstanding, disputed or otherwise unresolved under any such insurance policies.

         SECTION 3.24. CONTRACTS. Each Contract to which Purchaser is a party ("Purchaser Contract") is in full force and effect and is a valid and binding obligation of Purchaser and of the other parties thereto, enforceable by Purchaser in accordance with its terms, and neither Purchaser nor, to the best knowledge of Seller, any other party to any Purchaser Contract in any material respect in breach of or in default under any such Purchaser Contract, nor has any event or circumstance occurred which, with notice or lapse of time or both, would constitute a material breach or default such Purchaser Contract. Purchaser has not received any notice, and has no reason to believe, that any party to any Purchaser Contract intends to cancel or terminate such Purchaser Contract or to exercise or not exercise any option thereunder.

         SECTION 3.25. FINANCIAL STATEMENTS. Seller has delivered to Purchaser true and complete copies of the Company's unaudited balance sheets as of December 31, 1999 (the "Latest Balance Sheet") and for the four (4) prior fiscal years, and the related unaudited statements of operations and changes in shareholders' equity for the fiscal years then ended, (collectively, the "Financial Statements"). All such Financial Statements (i) have been prepared on an accrual basis consistently applied throughout the periods indicated and with prior periods; (ii) present fairly the financial condition, results of operations, cash flows and changes in shareholders' equity of the Company as of the respective dates thereof and for the respective periods covered thereby;
(iii) have been prepared in accordance and consistent with the books and records of the Company, which have been maintained in accordance with sound business practices; and (iv) reflect reserves which are reasonably adequate for all known or reasonably contemplated liabilities or obligations of any nature, whether accrued, absolute, fixed, contingent or otherwise and whether due or to become due, and all reasonably anticipated losses. Since January 1, 1996, there has not been any material change in the Company's accounting methods, principles or practices.

                                    ARTICLE 4
                        PRE-CLOSING AND CLOSING COVENANTS

         SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY.

                  (a) From the date of this Agreement until the Closing, Seller shall cause the Company to conduct its business only in the ordinary course consistent with past practices, including but not limited to using its best efforts to (i) preserve intact its business organization and its good will, including its relationships with its suppliers, customers, distributors, creditors, lessors, employees, lenders and others having business relationships with it, (ii) perform all its obligations in accordance with their terms, (iii) maintain its assets in good operating condition, (iv) keep available the services of its present lessors, lessees, licensors, licensees, suppliers, customers, employees and agents, and (v) comply with all applicable laws, rules, regulations and orders.

                  (b) Without limiting the generality of the foregoing, from the date of this Agreement until the Closing, Seller shall not permit the Company, without the prior written consent of Purchaser to:

                           (i) Except as provided on Schedule 2.15, take any
                  action referred to in Section 2.15(b);

                           (ii) Take any action or omit to take any action which
                  would breach any covenant or agreement of Seller herein; or

                           (iii) Take any action which would cause any
                  representation or warranty of Seller herein to be untrue or inaccurate in any material respect.

         SECTION 4.2. ACCESS. From the date of this Agreement through the Closing Date, Seller shall cause the Company and its officers, directors, employees, consultants, agents and advisors to provide Purchaser and Purchaser's officers, employees, agents and representatives full access during normal business hours to the officers, employees, agents, properties, offices, contracts, accounts, commitments, tax returns, books, records and other data and documents of the Company and shall furnish to Purchaser and its agents and representatives copies of all contracts, documents, instruments, books, records, and other data and information concerning the business and affairs of the Company as Purchaser and its agents and representatives may from time to time reasonably request. If for any reason the transactions contemplated by this Agreement are not consummated, Purchaser shall promptly return to the Company all documents, records, data and other information furnished to it without retaining copies thereof and shall keep all such data and information confidential. No investigation pursuant to this Section 4.2 shall affect, reduce or mitigate any representation or warranty in this Agreement by Seller or any condition to the obligations of Purchaser.

         SECTION 4.3. CONSUMMATION OF TRANSACTIONS. Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use its best efforts to cause all conditions to its and each other party's obligations hereunder to be satisfied and to consummate its obligations under this Agreement and under all other agreements contemplated by this Agreement and to consummate and make effective the transactions contemplated hereby and thereby, including but not limited to obtaining all Consents, making all filings and giving all notices necessary for the parties hereto to consummate the transactions contemplated hereby and thereby.

         SECTION 4.4. PUBLIC ANNOUNCEMENTS. From the date of this Agreement until the Closing Date, Purchaser and Seller shall consult with each other, directly or indirectly through affiliates, before issuing any press release or otherwise making any public statements or disclosures with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement or disclosures without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, except that (i) either party may make all reasonably necessary disclosure required to obtain any Consent, and (ii) Purchaser and its affiliates may make such public statements and disclosures without Seller's consent to the extent the same shall be required by applicable law, any Governmental Authority or the rules or regulations of the Nasdaq Stock Market.

         SECTION 4.5. NOTIFICATION OF CERTAIN MATTERS. From the date of this Agreement until the Closing Date, Purchaser and Seller each shall give prompt notice to the other of (a) the occurrence, or failure to occur, of any event, fact or circumstance the occurrence or failure of which would be reasonable likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or that breaches or is reasonably likely to breach any covenant or agreement set forth in this Agreement, and (b) any material failure on its part to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder.

         SECTION 4.6. NO SHOPPING. From the date of this Agreement until the Closing Date, neither the Seller nor the Company shall, and neither shall permit or authorize any officer, director, shareholder, employee or agent of the Company to, directly or indirectly, solicit, initiate, encourage, or take any other action to facilitate any inquiries, proposals or offers from, provide any information to, enter into any agreement or arrangement with, or participate in any discussions or negotiations with, any Person (other than Purchaser) relating to any merger, acquisition, consolidation, combination, reorganization, recapitalization, sale of any securities or interest in the Company or any of the assets (except sales of goods and services in the ordinary course of business) or similar business transaction, and Seller shall immediately notify Purchaser of, and communicate to Purchaser the terms of, any such inquiry, proposal or offer that Seller or the Company may receive.

         SECTION 4.7. RESIGNATIONS. At the Closing, Seller shall deliver to Purchaser the resignations of all officers and directors of the Company in such capacities, which shall be effective upon the Closing Date (the "Resignations").

         SECTION 4.8. EMPLOYMENT AND NON-COMPETITION AGREEMENT . At the Closing, Purchaser and Seller shall execute and deliver to each other an Employment and Non-Competition Agreement, in substantially the form of Exhibit B (the "Employment Agreement"), providing for (i) the employment by Purchaser of Seller as its Executive Vice President and Chief Operating Officer, for a two year term, (ii) Seller's agreement not to compete with the business of Purchaser and its affiliates, (iii) the grant of 60,000 stock options by Metretek Technologies, Inc., a Delaware corporation and the sole stockholder of Purchaser immediately prior to the Closing ("Metretek"); and (iv) Seller's right to participate in stock option plans and programs of Purchaser.

         SECTION 4.9. STOCKHOLDERS AGREEMENT. At the Closing, Purchaser and Seller shall execute and deliver to each other a Stockholders Agreement, in substantially the form of Exhibit C (the "Stockholders Agreement"), providing for certain restrictions on the transferability of the Purchaser Shares to be issued at the Closing by Purchaser to Seller.

         SECTION 4.10. TOTALPLAN MERGER.Purchaser shall merge with TotalPlan, Inc., a Delaware corporation and wholly-owned subsidiary of Metretek Technologies, Inc. ("TotalPlan"), and Purchaser shall survive such merger, so that immediately thereafter, Metretek shall be the sole stockholder of Purchaser (the "TotalPlan Merger").

         SECTION 4.11. TERMINATION OF PREVIOUS AGREEMENTS. At or prior to the Closing, Seller shall cause the Company to execute and deliver to Purchaser valid, binding and enforceable terminations of (i) the Consulting and Joint Venture Agreement, dated as of September 14, 1999, by and between TotalPlan and the Company, and (ii) the Stock Option Agreement, dated as of September 14, 1999, issued by TotalPlan to the Company (the "Company Terminations"). In addition, Seller shall prevent the Company from exercising, in whole or in part, the foregoing Stock Option Agreement.

         SECTION 4.12. COMPANY LIABILITIES. Prior to the Closing, Seller shall cause the Company to fully pay, satisfy and discharge all of its Company Liabilities accruing as of or arising prior to the Closing Date ("Closing Date Obligations") and/or to maintain sufficient cash reserves on the Closing Date to pay, satisfy and discharge any remaining Closing Date Obligations.

                                    ARTICLE 5
              CONDITIONS PRECEDENT TO PURCHASER'S AND MERGER SUB'S
                               CLOSING OBLIGATIONS

         The obligations of Purchaser and Merger Sub to consummate the Merger, to pay the Merger Consideration and to take the other actions required to be taken by Purchaser and Merger Sub under this Agreement are subject to the satisfaction (unless waived in writing by Purchaser), at or prior to the Closing, of each of the following conditions:

         SECTION 5.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty of Seller set forth in this Agreement shall be true and correct in all material aspects as of the date of this Agreement and as of the Closing Date with the same effect as if they had been made on the Closing Date.

         SECTION 5.2. PERFORMANCE OF COVENANTS. Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements, obligations and conditions set forth in this Agreement which are to be performed, satisfied or complied with by Seller or the Company at or prior to the Closing.

         SECTION 5.3. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken by Seller or the Company in connection with the transactions contemplated hereby, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Purchaser and its counsel.

         SECTION 5.4. NO PROCEEDINGS. No Proceeding shall be pending or overtly threatened by, before or involving any court, arbitrator or Governmental Authority (a) against or affecting the Company or its assets, business, affairs or operations; (b) against or affecting the Seller that directly or indirectly affects or involves the Company or its assets, business, affairs or operations or (c) which seeks the restraint, prohibition or obtaining of damages or other relief in connection with, or which questions or challenges the legality, validity or enforceability of, or which may have the effect of preventing, delaying, or otherwise interfering with the consummation of the transactions contemplated hereby.

         SECTION 5.5. NO CLAIMS FOR SHARES. No Person (other than the Seller) shall have made or overtly threatened to make any claim that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any shares of capital stock or any voting, equity or ownership interest in, or any other security of, or any option, warrant or right to acquire any securities of, the Company, or (b) is entitled to all or any portion of the Purchase Price.

         SECTION 5.6. DELIVERIES AT CLOSING. Seller shall have delivered to Purchaser at the Closing certificates representing the Shares, duly indorsed in blank for transfer to Purchaser, or accompanied by duly executed stock powers indorsed in blank for the transfer to Purchaser, and all other certificates, instruments, documents and writings required to be delivered to Purchaser pursuant to Section 7.2 or otherwise hereunder.

         SECTION 5.7. CONSENTS. All Consents of any Person necessary to permit the consummation of the transactions contemplated hereby shall have been duly obtained, made or taken prior to the Closing and be in full force and effect on the Closing Date.

         SECTION 5.8. SECURITIES LAWS. All pre-issuance registrations, qualifications, notifications, permits and approvals, if any, required under applicable state securities laws for the lawful execution, delivery and performance of this Agreement and the offer, sale, and delivery of the Shares to Purchaser shall have been obtained prior to the Closing and in full force and effect on the Closing Date.

         SECTION 5.9. EMPLOYMENT AGREEMENT. Seller shall have executed and delivered to Purchaser the Employment Agreement.

         SECTION 5.10. STOCKHOLDERS AGREEMENT. Seller shall have executed and delivered to Purchaser the Stockholders Agreement.

         SECTION 5.11. RESIGNATIONS. All directors and officers of the Company shall have executed and delivered to Purchaser their Resignations.

         SECTION 5.12. COMPANY TERMINATIONS. Seller shall have delivered to Purchaser the Company Terminations, duly executed by the Company.

         SECTION 5.13. METRETEK BOARD APPROVAL. The Board of Directors of Metretek shall have duly authorized and approved this Agreement and the Related Purchaser Agreements and the transactions contemplated hereby and thereby.

         SECTION 5.14. AFFILIATE DEBT. Prior to the Closing, any debt, liability or other obligation of Seller, or of any other director, officer, shareholder, employee or agent of the Company, to the Company shall have been repaid or otherwise discharged in full.

                                    ARTICLE 6
              CONDITIONS PRECEDENT TO SELLER'S CLOSING OBLIGATIONS

         The obligation of Seller to cause the Company to consummate the Merger and to deliver the Shares to Purchaser hereunder and to take the other actions required to be taken by Seller or the Company under this Agreement are subject to the satisfaction (unless waived in writing by Purchaser), at or prior to the Closing, of each of the following conditions:

         SECTION 6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as if they had been made on the Closing Date.

         SECTION 6.2. PERFORMANCE OF COVENANTS. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements, obligations and conditions set forth in this Agreement which are to be performed, satisfied or complied with by Purchaser at or prior to the Closing.

         SECTION 6.3. PROCEEDINGS AND DOCUMENTS SATISFACTORY. All proceedings, corporate or otherwise, to be taken by Purchaser in connection with the transactions contemplated hereby, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Seller and its counsel.

         SECTION 6.4. NO PROCEEDINGS. No Proceeding shall be pending or overtly threatened by, before or involving any court, arbitrator or Governmental Authority in which any Person is seeking the restraint, prohibition or obtaining of damages or other relief in connection with, or which questions or challenges the validity, legality or enforceability of, or which may have the effect of preventing, delaying, making illegal or otherwise interfering with, the consummation of the transactions contemplated hereby.

         SECTION 6.5. DELIVERIES AT CLOSING. Purchaser shall have delivered to Seller at the Closing the Merger Consideration as set forth in Sections 1.9 and
7.3 and all other certificates, instruments, documents and writings required to be delivered to the Company pursuant to Section 7.3 or otherwise hereunder.

         SECTION 6.6. CONSENTS. All Consents of any Person necessary to permit the consummation of the transactions contemplated hereby shall have been duly obtained, made or taken prior to the Closing and shall be in full force and effect on the Closing Date.

         SECTION 6.7. EMPLOYMENT AGREEMENT. Purchaser shall have duly executed and delivered to Seller the Employment Agreement.

         SECTION 6.8. STOCKHOLDER AGREEMENT. Purchaser shall have executed and delivered to Seller the Stockholders Agreement.

         SECTION 6.9. TOTALPLAN MERGER.Purchaser shall have consummated the TotalPlan Merger.

         SECTION 6.10. FUNDING OF PURCHASER. Metretek shall have provided additional equity capital to Purchaser so that the total equity investments by Metretek into Purchaser and TotalPlan, on an aggregate basis since inception, through the Closing Date is $6,000,000.

                                    ARTICLE 7
                                   THE CLOSING

         SECTION 7.1. DATE AND PLACE. The consummation of the Merger (the "Closing") shall take place at the principal executive offices of Metretek Technologies, Inc. at 1675 Broadway, Suite 2150, Denver, Colorado, at 10:00 a.m. (local time), on March 17, 2000, or such other time, date and/or place as Seller and Purchaser shall mutually agree (the date of the Closing is referred to herein as the "Closing Date").

         SECTION 7.2. DELIVERIES BY SELLER. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, in form reasonably acceptable to Purchaser's counsel:

         (a) Certificates representing the Shares, duly indorsed in blank for transfer to Purchaser or accompanied by stock powers duly indorsed in blank for transfer to Purchaser;

         (b) All Consents relating to Seller or the Company necessary to permit the consummation of the transactions contemplated by this Agreement;

         (c) The Colorado Articles of Merger and the Delaware Certificate of Merger, each duly executed by the Company as required by applicable law;

         (d) All records, documents and files of the Company, including within limitation all minute books, stock records, financial statements, tax returns and accounting records;

         (e) The Company's Articles of Incorporation and Bylaws, as in effect on the Closing Date, certified by the Secretary of the Company;

         (f) Certificates of Good Standing of the Company, dated within twenty (20) business days of the Closing Date, issued by the Secretary of State of each state in which the Company is incorporated or licensed or qualified to do business as a foreign corporation;

         (g) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of Company as having been duly adopted by the Board of Directors and the sole stockholder of the Company and in effect on the Closing Date, authorizing Company's execution and delivery of this Agreement and the Related Company Agreements and consummation of the transactions contemplated hereby;

         (h) A certificate duly executed by Seller, dated as of the Closing Date, certifying that, (i) Seller has fully performed, satisfied and complied with all agreements, obligations, covenants and conditions required by this Agreement for Seller to perform, satisfy or comply with at or prior to the Closing, and (ii) all of the representations and warranties of Seller set forth in this Agreement are true and correct as of the Closing Date;

         (i) An opinion of counsel for Seller and the Company, dated as of the Closing Date, substantially in the form attached hereto as Exhibit D;

         (j)      The Employment Agreement, duly executed by Seller;

         (k)      The Stockholders Agreement, duly executed by Seller;

         (l) The Company Terminations, duly executed by a duly authorized officer of the Company;

         (m) The Resignations, duly executed by the officers and directors of the Company;

         (n) All other items required to be delivered by Seller or the Company hereunder; and

         (o) Such other documents, instruments and certificates relating to the transactions contemplated hereby as the Purchaser may reasonably request.

         SECTION 7.3. DELIVERIES BY PURCHASER. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, in form reasonably acceptable to Seller's counsel:

         (a)      The Cash Portion of the Merger Consolidation as set forth in
                  Section 1.10(i), by check made payable to Seller or by wire transfer of immediately available funds to an account designated by Seller;

         (b) The Promissory Note, duly executed and issued by Purchaser to Seller;

         (c) One or more certificates representing the Purchaser Shares, duly registered on the books of Purchaser in the name of Seller;

         (d) True and complete copies of corporate resolutions, certified as of the Closing Date by the Secretary of Purchaser as having been duly adopted by the Board of Directors of Purchaser and in effect on the Closing Date, authorizing Purchaser's execution and delivery of this Agreement and consummation of the transactions contemplated hereby;

         (e) A certificate duly executed by the President or the Executive Vice President of Purchaser, dated as of the Closing Date, certifying that, to the best of his knowledge and belief after due inquiry, (i) Purchaser has fully performed, satisfied and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed, satisfied or complied with at or prior to the Closing, and
                  (ii) all of the representations and warranties of Purchaser set forth in this Agreement are true and correct as of the Closing Date;

         (f) An opinion of counsel for Purchaser, dated as of the Closing Date, substantially in the form attached hereto as Exhibit E;

         (g)      The Employment Agreement, duly executed by Purchaser;

         (h)      The Stockholders Agreement, duly executed by Purchaser;

         (i) All other items required to be delivered by Purchaser hereunder; and

         (j) Such other documents, instruments and certificates relating to the transactions contemplated hereby as Seller shall reasonably request.

         SECTION 7.4. EFFECTIVENESS OF CLOSING. No action to be taken or delivery to be made at the Closing shall be effective until all the actions to be taken and deliveries to be made at the Closing are complete.

                                    ARTICLE 8
                                 INDEMNIFICATION

         SECTION 8.1. INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold harmless Purchaser, its affiliates, successors and assigns, and the officers, directors, shareholders, partners, employees, agents and representatives of any of them, from and against, and shall reimburse them for, any and all claims, actions, suits, proceedings, demands, losses (including diminutions in value), expenses, obligations, taxes, liabilities, damages, recoveries and deficiencies whatsoever (including, without limitation, interest, fines, penalties, costs of investigation, reasonable attorneys', accountants' and other professionals' fees and expenses and amounts paid in settlement) (collectively, "Damages") incurred or suffered by Purchaser arising out of, based upon or resulting from (a) any breach or violation of, inaccuracy or misrepresentation in, or failure by Seller to perform or to cause the Company to perform, any of the representations, warranties, covenants, agreements or other obligations of Seller made in this Agreement or in any schedule, certificate, exhibit or other document or instrument furnished or to be furnished by Seller to Purchaser pursuant to this Agreement; (b) any Company Liability or any other debt, liability or obligation of the Company or of Seller relating to the assets, business, affairs, operations or condition of the Company, for any period prior to the Closing not included on the Latest Balance Sheet or otherwise set forth on Schedule 2.14; (c) any claim by any Person to (i) own, or to have the right to own or acquire, any shares of capital stock, or any options, warrants or rights to acquire shares of capital stock of, or any other securities of, or any other equity, ownership, voting, management or other interest in, the Company, or (ii) all or any portion of the Merger Consideration or (iii) any compensation, remuneration or other payment with respect to the Merger or any of the foregoing rights or interests; or (d) Seller's failure to obtain the Consent for the Real Estate Lease.

         SECTION 8.2. INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify, defend and hold harmless Seller, his affiliates, successors and assigns, and the officers, directors, shareholders, partners, employees, agents and representatives of any of them, from and against, and shall reimburse them for, any and all Damages incurred or suffered by Seller arising out of, based upon or resulting from any breach or violation of, inaccuracy or misrepresentation in, or failure by Purchaser to perform, any of the representations, warranties, covenants, agreements or other obligations of the Purchaser made in this Agreement or in any schedule, certificate, exhibit or other document or instrument furnished or to be furnished by Purchaser to the Company pursuant to this Agreement.

         SECTION 8.3. CLAIMS FOR INDEMNIFICATION.

                  (a) Whenever any party hereunder believes it has suffered or incurred or is likely to suffer or incur any Damages, or any action or proceeding is commenced or threatened or claim is made that could result in Damages, which is reasonably likely to give rise to a claim ("Claim") for indemnification under this Agreement, the party seeking indemnification ("Indemnified Party") shall, upon obtaining knowledge thereof, promptly notify in writing (the "Claim Notice") the party against whom indemnification is sought ("Indemnifying Party") of the Claim and, when known, the facts constituting the basis for such Claim and the amount and nature of the Damages or an estimate thereof. The Indemnified Party's failure to timely notify Indemnifying Party of any Claim or potential Claim shall not relieve the Indemnifying Party of any liability hereunder unless and only to the extent that such failure causes Indemnifying Party to lose the right to assert any substantive rights or defenses or to the extent that the Indemnifying Party is actually prejudiced in its rights or obligations.

                  (b) The Indemnified Party shall give the Indemnifying Party 30 days after receipt of the Claim Notice to notify the Indemnified Party that it has elected to assume and control the defense of any such Claim at the Indemnifying Party's own expense and with counsel selected by the Indemnifying Party and reasonably satisfactory to Indemnified Party; provided, however, that Indemnified Party shall at all times also have the right, but not the obligation, to fully participate in the defense of the Claim and to employ its own counsel at its own expense. Notwithstanding the foregoing, if the Indemnified Party reasonably determines that: (i) legal defenses may be available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party; (ii) a conflict or potential conflict of interest exists between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such Claim on behalf of the Indemnified Party); or (iii) the Indemnifying Party (A) did not notify the Indemnified Party within 30 days of receipt of the Claim Notice that it elected to assume and control the defense of the Claim, or (B) has not in fact thereafter reasonably diligently employed legal counsel to assume the defense of and vigorously contest such Claim, then the reasonable fees, disbursements and other charges of counsel from one separate firm selected by the Indemnified Party (and reasonably acceptable to the Indemnifying Party) shall be reimbursed by the Indemnifying Party promptly as they are incurred.

                  (c) No Party hereto shall compromise, settle or consent to the entry of any judgment with respect to any Claim without the prior written consent of the other interested party or parties (which consent shall not be unreasonably withheld or delayed) unless such compromise, settlement or consent includes an unconditional release of all other interested parties hereto from any and all liabilities on any Claims that are the subject matter thereof.

                  (d) Each party hereto shall cooperate in every reasonable way with the party assuming responsibility for the defense and disposition of any such Claim, including making available to the defending party all books, records, and other material reasonably required by the defending party for its use in defending the Claim.

         SECTION 8.4. LIMITATION ON LIABILITY. Notwithstanding the foregoing, the Indemnifying Party shall not be required to indemnify the Indemnified Party hereunder (i) unless and until the aggregate amount of all Damages exceeds $25,000, and then only to the extent of the excess, and (ii) beyond an aggregate of $1,000,000.

         SECTION 8.5. SURVIVAL. The indemnification obligations set forth in this Article 8, the representations and warranties set forth in this Agreement, and, except to the extent otherwise expressly provided herein, the covenants and agreements set forth in this Agreement shall survive the Closing and shall continue in full force and effect until they expire on the second anniversary of the Closing Date, regardless of any investigation made by any party hereto, except (i) as to any Damages that are due to fraud, which shall expire only upon the expiration of the applicable statute of limitations, or (ii) as to any Claims relating to Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.9 and 2.16, which Claims shall survive without limitation.

         SECTION 8.6. EFFECT OF KNOWLEDGE. No disclosure to nor investigation by or on behalf of any party hereto shall be deemed to affect its reliance on the representations, warranties, covenants and agreements contained herein or to waive its rights to indemnification as provided herein for the breach or violation of or inaccuracy or failure to perform or comply with any representation, warranty, covenant or agreement of any other party hereto.

         SECTION 8.7. CONTRIBUTION. If the indemnification provided for in this
Article 8 is for any reason unavailable or insufficient to indemnify the Indemnified Party in respect of any Damages, then the Indemnifying Party shall in lieu of indemnifying the Indemnified Party contribute to the total damages to which the Indemnified Party may be subject in such proportion that shall be appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with any actions or omissions which resulted in such Damages as well as any other relevant equitable considerations.

                                    ARTICLE 9
                        POST-CLOSING AND OTHER COVENANTS

         SECTION 9.1. FURTHER ASSURANCES. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, convenient or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. At any time and from time to time after the Closing, each of the parties shall, at the request of any other party hereto (a "Requesting Party"), without further consideration, execute, acknowledge and deliver all further assignments, conveyances, deeds, and other documents and instruments and take such further actions as a Requesting Party may reasonably request in order to more fully and effectively consummate the Merger and the other transactions contemplated hereby.

         SECTION 9.2. MUTUAL COOPERATION. Each of Purchaser and Seller shall cooperate and cause its respective employees and agents to cooperate with each other in the preparation of financial and other reports and statements relating to the Company and its business, affairs and operations for periods ending on or prior to the Closing Date. In connection with the preparation of any tax returns, any audit or other examination by any taxing or other Governmental Authority, or any Proceeding or other matters including, but not limited to, matters relating to the transactions contemplated by this Agreement, each party will provide the other with the opportunity to make copies of any records or information which may be relevant to such return, audit or examination, Proceeding or determination. Each party shall make its employees available on a mutually convenient and reasonable basis to provide additional information and explanation of any material provided hereunder.

         SECTION 9.3. TAXES.

                  (a) PRE-CLOSING. Seller shall be responsible for the timely preparation of, for all federal, state, local or foreign income, excise, withholding, property, sales, use, franchise and other tax returns, reports and forms of Seller or the Company pertaining to the Company for all taxable periods ending on or before the Closing Date, and for the payment by the Company of all amounts due thereunder, or the maintenance as of the Closing Date of adequate cash reserves therefor.

                  (b) DUE TO TRANSACTIONS. Seller shall pay all federal, state and local sales, use, income, stamp, registration and similar transfer taxes and fees arising out of the Merger, whether imposed by law on Seller or Purchaser. Seller shall indemnify, reimburse and hold Purchaser harmless in respect of any liability for payment of or failure to pay any such taxes or any filing of or failure to file any reports required in connection therewith.

         SECTION 9.4. RIGHT OF APPRAISAL. Seller shall be entitled, one time per calendar year, to obtain an appraisal of Purchaser by a reputable, qualified outside appraiser, at Seller's sole cost and expense. Such appraisal shall only be conducted upon reasonable advance notice to Purchaser and subject to the reasonable security and confidentiality measures required by Purchaser (including, but not limited to, the requirement that individuals involved in conducting the appraisal enter into a Confidentiality Agreement in form and substance reasonably acceptable to Purchaser). Purchaser agrees to cooperate in this appraisal (so long as such appraisal does not materially impair its operations), furnishing the appraiser with reasonably requested information; provided, however, that Purchaser shall charge Seller for its reasonable costs for any technical resources or extraordinary personnel time spent by Purchaser unnecessary for such appraisal. Such appraisal shall only be conducted during normal business hours, and Seller agrees to provide Purchaser with a copy of any such appraisal promptly after Seller's receipt thereof. Seller acknowledges and agrees that its right to appraisal is personal to Seller and not transferable or assignable in any respect to any Person for any reason. This right to appraisal shall expire (i) on the date Purchaser, or any successor to its business, files its first Form 10-K or Form 10-KSB, as applicable, or other similar or successor annual report containing substantially similar information with the Securities and Exchange Commission; (ii) on the date Seller, for any reason, becomes the holder of less than 5% of the then outstanding Purchaser Shares; or (iii) one year after the termination of Purchaser's employment with Purchaser under the Employment Agreement or any successor employment agreement.

                                   ARTICLE 10
                         TERMINATION AND CONFIDENTIALITY

         SECTION 10.1. EVENTS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:

                  (a) By mutual written agreement of Seller and Purchaser;

                  (b) By either Seller or Purchaser by giving written notice to the other that (i) the non-terminating party shall have failed to perform, satisfy or comply with any of its obligations, agreements, or covenants to be performed, satisfied, or complied with hereunder prior to the Closing, or (ii) the non-terminating party breached in any materially respect any of its representations, warranties or covenants hereunder;

                  (c) By either Seller or Purchaser by giving written notice to the other if the Closing Date has not occurred on or before March 31, 2000, unless such party's intentional failure to fulfill any obligation hereunder has been the cause of, or has resulted in, the failure of the Closing to occur on or before such date; or

                  (d) By either Purchaser or Seller if any court, arbitration or Governmental Authority of competent jurisdiction shall have issued an order, judgment, decree, ruling or taken other action restraining, enjoining or otherwise prohibiting the transaction contemplated hereby.

         SECTION 10.2. EFFECT OF TERMINATION. If either Purchaser or Seller terminates this Agreement in accordance with Section 11.1, then all rights and obligations of the parties shall cease, except for the obligations set forth in Articles 10, 11 and 12, which shall survive such termination.

         SECTION 10.3. CONFIDENTIALITY. Notwithstanding the provisions of this
Article 10, if for any reason the transactions contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                                   ARTICLE 11
                                   ARBITRATION

         Any dispute, controversy or claim arises out of, under or in connection with, or otherwise relating to, this Agreement (a "Dispute"), including but not limited to the parties' rights and obligations hereunder, or any actual or alleged breach hereof, shall be determined and settled by binding arbitration in Denver, Colorado in accordance with the rules of the commercial rules and procedures of the American Arbitration Association, as amended by this Agreement. Promptly after a Dispute arises, the parties agree to make a good faith effort to select one mutually agreeable arbitrator. If the parties are unable to reach agreement on an arbitrator within thirty (30) days after the Dispute is submitted to arbitration, one arbitrator shall be selected in accordance with the commercial rules and procedures of the American Arbitration Association. Any determination, resolution or award made by the arbitrators shall specify the findings of fact of the arbitrators and the reasons for the determination, resolution or award, and such determination, resolution or award shall be final and binding. If the parties hereto mutually agree to a resolution of any Dispute prior to the arbitrators' decision, the agreement of the parties shall resolve the Dispute. The party prevailing in any arbitration, as determined by the arbitrator, shall be entitled to an award of all of its out-of-pocket costs and expenses incurred in connection with the Dispute, including but not limited to reasonable attorneys' fees, court costs and expert fees. An arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement. The parties hereby consent to the submission of any Dispute for settlement by binding arbitration in accordance with this Article 11 and agrees to carry out without delay the provisions of any arbitration award, decision or resolution.

                                   ARTICLE 12
                               GENERAL PROVISIONS

         SECTION 12.1. GOVERNING LAW. This Agreement shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of Colorado, without giving effect to any conflict or choice of law principles or rules.

         SECTION 12.2. AMENDMENT. This Agreement may not be amended or modified in whole or in part in any manner except in a writing which makes reference to this Agreement executed by both parties hereto.

         SECTION 12.3. ASSIGNMENT. Neither the Agreement, nor any rights, obligations or duties hereunder, may be assigned or delegated by either party hereto without the prior written consent of the other party hereto.

         SECTION 12.4. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         SECTION 12.5. ENTIRE AGREEMENT.This Agreement, including the Exhibits and Schedules hereto, and the Related Seller Agreements and Related Purchaser Agreements, sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes in their entirety all prior and contemporaneous written and oral agreements, arrangements, understandings, negotiations, communications, covenants, representations and warranties among the parties hereto relating to the subject matter hereof.

         SECTION 12.6. NOTICES. Any and all notices, demands, requests, elections and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon personal delivery; (ii) upon confirmation of receipt when sent by facsimile transmission; (iii) one business day after deposit during normal business hours with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt; (iv) five business days after being sent by first class (certified or registered) mail, postage prepaid, return receipt requested, in each case to the following addresses:

                          If to Purchaser or, after the
                          Closing, the Company, to:

                          PowerSpring, Inc.
                          1675 Broadway, Suite 2150
                          Denver, Colorado  80202
                          Attn:  Chief Executive Officer
                          Telephone:  (303) 592-5555
                          Facsimile:   (303) 592-5556

                          With copies to:

                          Metretek Technologies, Inc.
                          1675 Broadway, Suite 2150
                          Denver, Colorado  80202
                          Attn:  Chief Executive Officer
                          Telephone:  (303) 592-5555
                          Facsimile:   (303) 592-5556

                          Paul R. Hess, Esq.
                          Kegler, Brown, Hill & Ritter Co., L.P.A.
                          65 E. State Street, Suite 1800
                          Columbus, Ohio  43215
                          Telephone:  (614) 462-5441
                          Facsimile:   (614) 464-2634

                          If to Seller or, before the Closing,
                          the Company, to:

                          John A. Harpole
                          5865 S. Clayton Ct.
                          Greenwood Village, Colorado 80121
                          Telephone: (303) 713-0700

                          With a copy to:

                          Ducker, Montgomery & Lewis, P.C.
                          1560 Broadway, Suite 1500
                          Denver, Colorado 80202
                          Attn:  Bruce Ducker, Esq.
                          Telephone:  (303) 861-2828
                          Facsimile:   (303) 861-4017

Any party hereto may send any notice, demand, request, election or other communication to the intended recipient at its address set forth above using any other means (such as expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, demand, request or other communication shall be deemed to have been given until it is actually received by the recipient. Any party hereto may change its designated address by giving written notice to all other parties.

         SECTION 12.7. WAIVER. The obligations of any party hereunder may be waived only with the written consent of the party or parties entitled to the benefits the obligations so involved. Any waiver of a breach or violation of or default under any provision of this Agreement shall not be construed or operate as, or constitute, a waiver of any other or subsequent breach or violation of or default under that provision or any other provision of this Agreement. The failure of any party to insist upon strict compliance with any provision of this Agreement on any one or more occasions shall not be construed or operate as, or constitute, a continuing waiver of, or an estoppel of that party's right to insist upon strict compliance with, that provision or any other provision of this Agreement.

         SECTION 12.8. SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement is determined to be illegal, invalid or unenforceable in any situation: (i) the parties hereto shall agree to a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement shall remain in full force and effect, and the application of such provision in any other situation shall not be affected.

         SECTION 12.9. COUNTERPARTS. This Agreement may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         SECTION 12.10. HEADINGS. The headings used herein are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         SECTION 12.11. NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, in intended to create or confer and shall not be construed or operate as creating or conferring, any rights or remedies under or by reason of this Agreement, upon any Person other than the parties hereto and their respective successors and permitted assigns.

         SECTION 12.12. BEST EFFORTS. Each of the parties hereto shall act in good faith and use its best efforts to bring about the transactions contemplated by this Agreement.

         SECTION 12.13. EXPENSES. Except as otherwise expressly provided herein, each of the parties to this Agreement shall pay its own costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

         SECTION 12.14. CONSTRUCTION. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 12.15. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties hereto would suffer irreparable damage for which an adequate remedy at law would not be available in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the non-breaching parties shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction to prevent breaches of, and to specifically enforce, the provisions of this Agreement.

         SECTION 12.16. PUBLICITY. No party hereto shall, directly or through its affiliates, make any public statement, announcement, press release or other disclosure regarding this Agreement, the other party or its relationship under this Agreement or with the other party without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except (i) to the extent such disclosure is required (i) by law, judicial process or rule, regulation or requirement of the Nasdaq Stock Market, or (ii) to obtain any Consent from any Person.

         SECTION 12.17. INTERPRETATION OF CERTAIN PROVISIONS. Except as otherwise expressly provided herein, as used in this Agreement:

                  (i) Any reference to any federal, state, local or foreign statute or law shall be deemed also to include a reference to all rules and regulations promulgated thereunder.

                  (ii) The term "including" means "including, without limitation".

                  (iii) The term "Entity" means any corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, estate, or any other form of business or entity.

                  (iv) The term "Governmental Authority" means any federal, state, local or foreign government, quasi-governmental administration or regulatory body, agency or authority.

                  (v) The term "Person" means and includes any individual, Entity or Governmental Authority.

                  (vi) The number and gender of each noun and pronoun and the terms "Person" and "Persons" and the like shall be construed to mean such number and gender as the context, the circumstances or its antecedent may require.

                  (vii) The terms "hereof", "herein", "hereunder" and words of similar import refer to this Agreement as a whole, and not to any Section, subsection or clause of this Agreement.

                  (viii) Each reference to an Article or a Section means such Article or Section of this Agreement.

                  (ix) Each reference to a Schedule or Exhibit means such Schedule or Exhibit to this Agreement.

                  ********************************************

         IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed and delivered by the parties hereto or their duly authorized officers as of the date first above written.


                                             PURCHASER:

                                             POWERSPRING, INC.


                                             By:/s/ W. Phillip Marcum
                                                --------------------------------
                                                W. Phillip Marcum, President
ATTEST:

/s/ Gary J. Zuiderveen
--------------------------------
Gary J. Zuiderveen, Secretary

                                             MERGER SUB:

                                             MERC ACQUISITION CORP.

                                             By:/s/ W. Phillip Marcum
                                                --------------------------------
                                                W. Phillip Marcum, President
ATTEST:

/s/ Gary J. Zuiderveen
--------------------------------
Gary J. Zuiderveen, Secretary
                                             THE COMPANY:

                                             MERCATOR ENERGY INCORPORATED


                                             By:/s/ John A. Harpole
                                                --------------------------------
                                                John A. Harpole, President
ATTEST:

/s/ Nancy Lane
--------------------------------
Nancy Lane, Secretary
                                             SELLER:


                                             /s/ John A. Harpole
                                             -----------------------------------
                                             John A. Harpole

                                  SCHEDULE 2.1

                              FOREIGN QUALIFICATION
                              ---------------------

                                  SCHEDULE 2.3

                         SHAREHOLDERS AND OPTION HOLDERS
                         -------------------------------

                                  SCHEDULE 2.9

                                    CONSENTS
                                    --------

                                  SCHEDULE 2.14

                             UNDISCLOSED LIABILITIES
                             -----------------------

                                  SCHEDULE 2.15

                                 ADVERSE CHANGES
                                 ---------------

                                  SECTION 2.18

                              REAL PROPERTY LEASES
                              --------------------

                                  SECTION 2.19

                            PERSONAL PROPERTY LEASES
                            ------------------------

                                  SECTION 2.22

                        REGISTERED INTELLECTUAL PROPERTY
                        --------------------------------

                                  SECTION 2.24

                             CUSTOMERS AND SUPPLIERS
                             -----------------------

                                  SECTION 2.25

                              EMPLOYMENT AGREEMENTS
                              ---------------------

                                  SECTION 2.26

                             EMPLOYEE BENEFIT PLANS
                             ----------------------

                                  SECTION 2.31

                                    INSURANCE
                                    ---------

                                  SECTION 2.32

                                    CONTRACTS
                                    ---------

                                  SECTION 2.33

                                  BANK ACCOUNTS
                                  -------------

                                  SECTION 2.34

                          AFFILIATE PARTY TRANSACTIONS
                          ----------------------------

                                    EXHIBIT A

                                 PROMISSORY NOTE
                                 ---------------

                                    EXHIBIT B

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT
                    ----------------------------------------

                                    EXHIBIT C

                             STOCKHOLDERS AGREEMENT
                             ----------------------

                                    EXHIBIT D

                        LEGAL OPINION OF SELLER'S COUNSEL
                        ---------------------------------

                                    EXHIBIT E

                      LEGAL OPINION OF PURCHASER'S COUNSEL
                      ------------------------------------


                                       65